                                                                  Exhibit 4.4

                                                                  EXECUTION COPY






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                               MOVADO GROUP, INC.

                    NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

                                   $40,000,000

                             Private Shelf Facility

                           Dated as of March 21, 2001






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
                                TABLE OF CONTENTS

                             (not part of agreement)

                                                                            Page
                                                                            ----

1.    AUTHORIZATION OF ISSUE OF NOTES..........................................1
      1A. AUTHORIZATION OF ISSUE OF SHELF NOTES................................1

2.    PURCHASE AND SALE OF NOTES...............................................2
      2A.      PURCHASE AND SALE OF SHELF NOTES................................2
               2A(1).       FACILITY...........................................2
               2A(2).       ISSUANCE PERIOD....................................2
               2A(3).       PERIODIC SPREAD INFORMATION........................2
               2A(4).       REQUEST FOR PURCHASE...............................3
               2A(5).       RATE QUOTES........................................3
               2A(6).       ACCEPTANCE.........................................3
               2A(7).       MARKET DISRUPTION..................................4
               2A(8).       FACILITY CLOSINGS..................................4
               2A(9).       FEES...............................................5
               2A(9)(i).    FACILITY FEE.......................................5
               2A(9)(ii).   ISSUANCE FEE.......................................5
               2A(9)(iii).  DELAYED DELIVERY FEE...............................5
               2A(9)(iv).   CANCELLATION FEE...................................5

3.    CONDITIONS OF CLOSING....................................................6
      3A.      CERTAIN DOCUMENTS...............................................6
      3B.      REPRESENTATIONS AND WARRANTIES; NO DEFAULT......................7
      3C.      PURCHASE PERMITTED BY APPLICABLE LAWS...........................7
      3D.      APPROVALS AND CONSENTS..........................................8
      3E.      PAYMENT OF FEES.................................................8
      3F.      INSURANCE CERTIFICATE...........................................8
      3G.      SUBSIDIARY GUARANTEE............................................8

4.    PREPAYMENTS..............................................................8
      4A.      REQUIRED PREPAYMENTS OF SHELF NOTES.............................9
      4B.      OPTIONAL PREPAYMENTS............................................9
      4C.      NOTICE OF OPTIONAL PREPAYMENT...................................9
      4D.      APPLICATION OF PREPAYMENTS......................................9
      4E.      RETIREMENT OF NOTES.............................................9
      4F.      PURCHASES OF NOTES BY THE COMPANY...............................9
      4G.      CANCELLATION OF NOTES..........................................10

5.    AFFIRMATIVE COVENANTS...................................................11
      5A.      FINANCIAL STATEMENTS...........................................11
      5B.      INFORMATION REQUIRED BY RULE 144A..............................12
      5C.      INSPECTION OF PROPERTY; BOOKS AND RECORDS......................13
      5D.      MAINTENANCE OF PROPERTIES......................................13
      5E.      MAINTENANCE OF INSURANCE.......................................13
      5F.      COMPLIANCE WITH ENVIRONMENTAL LAWS.............................13


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
      5G.      ERISA NOTICES..................................................14
      5H.      PAYMENT OF TAXES AND CLAIMS....................................14
      5I.      CORPORATE EXISTENCE, ETC.......................................15
      5J.      COMPLIANCE WITH LAWS, ETC......................................15
      5K.      COVENANT TO SECURE NOTES EQUALLY...............................15
      5L.      COVENANT TO MAINTAIN BUSINESS..................................15

6.    NEGATIVE COVENANTS......................................................16
      6A.      MAINTENANCE OF CONSOLIDATED NET WORTH..........................16
      6B.      LIMITATIONS ON LIENS...........................................16
      6C.      LIMITATIONS ON DEBT............................................17
      6D.      LIMITATIONS ON PRIORITY DEBT...................................18
      6E.      MERGER, CONSOLIDATION, SALE OR TRANSFER OF ASSETS..............18
      6F.      SALES OF ASSETS................................................19
      6G.      DISPOSITION OF SUBSIDIARY STOCK................................19
      6H.      LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS
               AND OTHER DISTRIBUTIONS........................................20
      6I.      SALE AND LEASE-BACK TRANSACTIONS...............................20
      6J.      TRANSACTIONS WITH AFFILIATES...................................20
      6K.      SUBSIDIARIES...................................................21
      6L.      INTEREST COVERAGE RATIO........................................21

7.    DEFAULTS; REMEDIES......................................................21
      7A.      EVENTS OF DEFAULT..............................................21
      7B.      RESCISSION OF ACCELERATION.....................................25
      7C.      NOTICE OF ACCELERATION OR RESCISSION...........................25
      7D.      OTHER REMEDIES.................................................25

8.    REPRESENTATIONS, COVENANTS AND WARRANTIES...............................25
      8A.      ORGANIZATION; AUTHORITY; ENFORCEABILITY........................26
      8B.      BUSINESS; FINANCIAL STATEMENTS.................................26
      8C.      ACTIONS PENDING................................................27
      8D.      OUTSTANDING DEBT...............................................27
      8E.      CONFLICTING AGREEMENTS AND OTHER MATTERS.......................27
      8F.      TITLE TO PROPERTIES............................................27
      8G.      PATENTS, LICENSES, FRANCHISES, ETC.............................28
      8H.      TAXES..........................................................28
      8I.      OFFERING OF NOTES..............................................28
      8J.      REGULATION U, ETC..............................................29
      8K.      ERISA..........................................................29
      8L.      ENVIRONMENTAL COMPLIANCE.......................................30
      8M.      PROCEEDS OF FINANCING..........................................31
      8N.      GOVERNMENTAL CONSENT...........................................31
      8O.      COMPLIANCE; DEFAULT............................................31
      8P.      INVESTMENT COMPANY ACT.........................................31
      8Q.      PUBLIC UTILITY HOLDING COMPANY ACT.............................31
      8R.      FOREIGN ASSETS CONTROL REGULATIONS.............................31
      8S.      DISCLOSURE.....................................................31
      8T.      HOSTILE TENDER OFFERS..........................................32


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9.    REPRESENTATIONS OF THE PURCHASERS.......................................32
      9A.      NATURE OF PURCHASE.............................................32
      9B.      SOURCE OF FUNDS................................................32

10.   DEFINITIONS AND ACCOUNTING MATTERS......................................32
      10A.     YIELD-MAINTENANCE TERMS........................................32
      10B.     OTHER DEFINED TERMS............................................33
      10C.     ACCOUNTING TERMS AND DETERMINATIONS............................46

11.   MISCELLANEOUS...........................................................46
      11A.     NOTE PAYMENTS..................................................46
      11B.     EXPENSES.......................................................47
      11C.     CONSENT TO AMENDMENTS..........................................47
      11D.     FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST
                 NOTES........................................................48
      11E.     PERSONS DEEMED OWNERS; PARTICIPATIONS..........................49
      11F.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
               AGREEMENT......................................................49
      11G.     SUCCESSORS AND ASSIGNS.........................................49
      11H.     INDEPENDENCE OF COVENANTS......................................49
      11I.     NOTICES........................................................49
      11J.     PAYMENTS DUE ON NON-BUSINESS DAYS..............................50
      11K.     SATISFACTION REQUIREMENT.......................................50
      11L.     GOVERNING LAW..................................................50
      11M.     SEVERABILITY...................................................50
      11N.     DESCRIPTIVE HEADINGS...........................................50
      11O.     COUNTERPARTS...................................................50
      11P.     CONFIDENTIALITY................................................51


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
                             Exhibits and Schedules

Purchaser Schedule
Information Schedule

Disclosure Schedules:
Schedule 6H     --  Restrictions on Subsidiary Dividends and Other Distributions
Schedule 6J     --  Transactions with Affiliates
Schedule 8A     --  List of Subsidiaries
Schedule 8C     --  Pending Actions
Schedule 8D     --  Outstanding Debt
Schedule 8E     --  Agreements Restricting Debt
Schedule 8F     --  Liens on Properties
Schedule 8K     --  ERISA Matters
Schedule 8L     --  Environmental Compliance

Exhibit A       --  Form of Shelf Note
Exhibit B       --  Form of Request for Purchase
Exhibit C       --  Form of Confirmation of Acceptance
Exhibit D       --  Form of Guarantee
Exhibit E-1     --  Form of Opinion of Company/Subsidiary Guarantor Counsel,
                    Effective Date
Exhibit E-2(A)  --  Form of Opinion of Company Counsel, Shelf Note Closing Day
Exhibit E-2(B)  --  Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison,
                    Shelf Note Closing Day


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
                                                                  EXECUTION COPY

                               MOVADO GROUP, INC.
                                125 CHUBB AVENUE
                               LYNDHURST, NJ 07071

                                                           As of March 21, 2001





The Prudential Insurance Company of
America (herein called "PRUDENTIAL")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "PURCHASERS")

c/o Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, New York  10036

Ladies and Gentlemen:

            The undersigned, Movado Group, Inc., a New York corporation (herein called the "COMPANY"), hereby agrees with you as follows:

            1.     AUTHORIZATION OF ISSUE OF NOTES.

            1A.    AUTHORIZATION OF ISSUE OF SHELF NOTES. The Company will
authorize the issue of its senior promissory notes (the "SHELF NOTES") in the aggregate principal amount of $40,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 10 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2A(6), and to be substantially in the form of Exhibit A attached hereto. The terms "SHELF NOTE", "SHELF NOTES", "NOTE" and "NOTES", as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and
(vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

            2.     PURCHASE AND SALE OF SHELF NOTES.

            2A(1). FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1A, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE. NOTWITHSTANDING THE WILLINGNESS OF THE COMPANY TO CONSIDER SALES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT THE COMPANY SHALL NOT BE OBLIGATED TO MAKE OFFERS TO SELL SHELF NOTES, OR TO REQUEST RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC SALES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY THE COMPANY.

            2A(2). ISSUANCE PERIOD. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

            2A(3). PERIODIC SPREAD INFORMATION. Not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone followed by telecopier notice, if requested by the Company) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Shelf Notes of different average lives; provided, however, that the Company may not make such requests more frequently than once in every five Business Days or such other period as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Shelf Notes, and neither Prudential nor any


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
Prudential Affiliate shall be obligated to purchase Shelf Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2A(3) for any reason, including its determination that the credit quality of the Company has declined since the date of this Agreement and shall be required to provide written notice to the Company as soon as practicable of its decision to suspend or terminate providing information to the Company.

            2A(4). REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes,
(iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

            2A(5). RATE QUOTES. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2A(4), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier with oral confirmation of receipt by the Company, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

            2A(6). ACCEPTANCE. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2A(5) or such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2A(7), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telecopier or telephone followed by telecopier notice, if requested by the Company within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies an Acceptance with


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
respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2A(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

            2A(7). MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2A(6), if Prudential shall have provided interest rate quotes pursuant to paragraph 2A(5) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2A(6) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company in writing that the provisions of this paragraph 2A(7) are applicable with respect to such Acceptance.

            2A(8). FACILITY CLOSINGS. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2A(8), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2A(9)(iii) or (ii) such closing is to be canceled.


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
In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

            2A(9). FEES.

            2A(9)(i).   FACILITY FEE.  At the time of the execution and
delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the "FACILITY FEE") in the amount of $50,000.

            2A(9)(ii). ISSUANCE FEE. The Company will pay to Prudential in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day.

            2A(9)(iii). DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2A(8).

            2A(9)(iv). CANCELLATION FEE. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2A(6) or the penultimate sentence of paragraph 2A(8) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay the Purchasers in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                     PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2A(9)(iii). The foregoing bid and ask prices shall be as reported by Bridge Telerate (or, if such data for any reason ceases to be available through Bridge Telerate, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

            3. CONDITIONS OF CLOSING. The effectiveness of this Agreement on the date of its execution by the Company and Prudential (such date being hereinafter referred to as the "EFFECTIVE DATE"), and the obligation of any Purchaser to purchase and pay for any Notes on any Closing Day, are subject (in each case) to the satisfaction, on or before such Effective Date or Closing Day, as the case may be, of the following conditions applicable thereto:

            3A.    CERTAIN DOCUMENTS.  The Purchaser shall have received the
following, each dated the Effective Date or the applicable Closing Day, as the case may be:

            (i) With respect to any Closing Day, the Note(s) to be purchased by such Purchaser.

            (ii) With respect to (a) the Effective Date, certified copies of the resolutions of the Board of Directors of the Company, authorizing the execution and delivery of this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, or (b) any Closing Day, certified copies of the resolutions of the Board of Directors of the Company authorizing the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

            (iii) With respect to (a) the Effective Date, a certificate of the Secretary or an Assistant Secretary and one other officer of the Company, certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder, or (b) any Closing Day, a certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying that the certificate of such Person delivered pursuant to the immediately preceding clause (a) continues to be true, current and correct (except as specifically set forth therein, which modifications shall be acceptable to the Purchasers).

            (iv) With respect to (a) the Effective Date, certified copies of the Certificate of Incorporation and By-laws of the Company, or (b) any Closing Day, a certificate of the Secretary or an Assistant Secretary of the Company certifying that the Certificate of Incorporation and By-laws of the Company delivered pursuant to the immediately preceding clause (a) continue to be in full force and effect and have not been modified or amended in any respect (except as specifically set forth therein, which modifications or amendments shall be in form and substance acceptable to the Purchasers, and copies of which shall accompany such certificate).

            (v) With respect to (a) the Effective Date, a favorable opinion of Timothy F. Michno, Esq., General Counsel of the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s), and
      (b) any Closing Day, a favorable opinion of Timothy F. Michno, Esq., General Counsel of the Company and Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)). Each such opinion shall be satisfactory to such Purchaser and substantially in the form of Exhibit E-1 (in the case of the Effective Date) or Exhibits E-2(A) and (B) (in the case of any Closing Day) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

            (vi) With respect to the Effective Date or any Closing Day, a good standing certificate for the Company from the Secretary of State of New York dated of a recent date and such other evidence of the status of the Company as such Purchaser may reasonably request.

            (vii) With respect to the Effective Date or any Closing Day, certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of New York, New Jersey and Florida, together with copies of such financing statements.

            (viii) With respect to the Effective Date or any Closing Day, additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

            3B.    REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The
representations and warranties contained in this Agreement and those otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be true on and as of the Effective Date or such Closing Day, as the case may be; there shall exist on the Effective Date or such Closing Day, as the case may be, no Event of Default or Default; the Company shall have performed or complied with all matters required to be performed or complied with by it hereunder; there shall have been no material adverse change in the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole, since January 31, 2000; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the Effective Date or such Closing Day, as the case may be, to each such effect.

            3C.    PURCHASE PERMITTED BY APPLICABLE LAWS. On the Effective Date
and each Closing Day, the purchase of and payment for the Notes on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (other than income taxes payable on the receipt of income), penalty, liability or, in the reasonable judgment of such Purchaser, other onerous condition under or pursuant to any applicable law or governmental regulation.

            3D.    APPROVALS AND CONSENTS. The Company shall have duly received all material authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all United States federal, state and local governmental authorities and any third parties necessary in connection with the transactions contemplated hereby, including any consents required under the Credit Agreement, and all thereof shall be in full force and effect on the Effective Date or such Closing Day, as the case may be. Any consents from the shareholders of the Company required to be obtained in connection with the transactions contemplated herein shall have been obtained. The Company shall have delivered an Officer's Certificate to such Purchaser, dated the Effective Date or such Closing Day, as the case may be, to such effect.

            3E.    PAYMENT OF FEES. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2A(9)(i), any Issuance Fee due pursuant to paragraph 2A(9)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2A(9)(iii).

            3F.    INSURANCE CERTIFICATE.  On the Effective Date, the Company
shall have delivered to Prudential the Officer's Certificate required by paragraph 5E.

            3G.    SUBSIDIARY GUARANTEE.  On the Effective Date, the Company
shall have delivered to Prudential the following:

            (i) Guarantees, substantially in the form of Exhibit D, duly authorized and executed by its Subsidiaries, SwissAm, Inc. ("SWISSAM"), a New Jersey corporation, and Movado LLC ("MOVADO LLC"), a Delaware limited liability company (formerly Movado Corporation, a Delaware corporation),

            (ii) A certified copy of the resolutions of the respective Boards of Directors of SwissAm, and Movado Group Delaware Holdings Corporation, a Delaware corporation (as the sole member of Movado LLC), authorizing the execution, delivery and performance of the Guarantee and of all documents evidencing other necessary corporate action and government approval, if any,

            (iii) A certified copy of (i) the respective Certificates of Incorporation and By-Laws of SwissAm and Movado Group Delaware Holdings Corporation, a Delaware corporation, (ii) the Certificate of Conversion changing the name of Movado Corporation to Movado LLC and (iii) the Certificate of Formation of Movado LLC (together with any other organizational documents of Movado LLC),

            (iv) A certificate of the respective Secretaries or Assistant Secretaries and one other officer of SwissAm and Movado Group Delaware Holdings Corporation, a Delaware corporation, certifying the names and true signatures of the respective officers thereof authorized to sign the applicable Guarantee, and

            (v) A favorable opinion of counsel to SwissAm and Movado LLC, satisfactory to Prudential and substantially in the form of Exhibit E-1.

            4. PREPAYMENTS. The Shelf Notes shall be subject to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B. The Shelf Notes may also be acquired or required to be purchased under the circumstances set forth in paragraphs 4E and 4F. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

            4A.    REQUIRED PREPAYMENTS OF SHELF NOTES.  Each Series of Shelf
Notes shall be subject to required prepayment, if any, set forth in the Notes of such Series.

            4B.    OPTIONAL PREPAYMENT. The Notes of each Series shall be
subject to prepayment, in whole or from time to time in part (in an amount of at least $1,000,000 and any larger integral multiples of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest accrued thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note; provided, however, that if any such prepayment is made with Disposition Proceeds as contemplated by subparagraph (iii) of the second paragraph of the definition of "DESIGNATED APPLICATIONS", such prepayment shall be made at par plus interest accrued thereon to the prepayment date.

            4C.    NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the
holder of each Note to be prepaid irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice or notice by facsimile machine of the principal amount of the Notes to be prepaid and the prepayment date to each holder of Notes which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

            4D.    APPLICATION OF PREPAYMENTS. Upon any partial prepayment of
Notes of any Series pursuant to paragraph 4A or 4B, the principal amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

            4E.    RETIREMENT OF NOTES. The Company shall not, and shall not
permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B by purchase pursuant to paragraph 4F or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions.

            4F.    PURCHASES OF NOTES BY THE COMPANY. (a) At any time after the occurrence of a Purchase Event and prior to the expiration of the later of (x) 90 days after receipt of an Event Notice (as defined below) relating thereto and
(y) 15 days after receipt of an Other Holder Notice (as defined below), any holder of a Note may deliver a notice (a "PURCHASE NOTICE") to the Company (x) stating that it is electing to exercise its right to require the purchase by the Company pursuant to this paragraph 4F of any or all of the Notes then held by it (which shall not exceed the Retirement Fraction applicable to such holder's Notes) and (y) specifying the period (which shall be at least 10 Business Days) during which such purchase shall occur (which period shall commence not earlier than 15 Business Days after the date on which such holder shall have delivered such Purchase Notice to the Company), and in any such event the Company, on a date in such period specified by the Company (which shall be the first Business Day therein if the Company shall not specify another date), shall purchase the Note or Notes then held by such holder in the amount specified in such Purchase Notice (which shall not exceed the Retirement Fraction applicable to such holder's Notes), without recourse, representation or warranty (other than a statement as to the holder's full right, title and interest free of any Lien or adverse claim in such Note or Notes and the holder's authority to sell such Note or Notes), and such holder shall sell such Note or Notes to the Company at a price, payable in immediately available funds by wire transfer to the accounts specified in paragraph 11A or to such other account in the United States as may be specified in such notice, in an amount equal to the then outstanding principal amount thereof, together with interest accrued on such principal amount to the date of purchase. In the event the Company shall be in receipt of a Purchase Notice from more than one holder of Notes, without having effectuated the purchase of Notes required by any such Purchase Notice, specifying purchase periods with an overlapping day or days, it shall purchase the Notes relating to such Purchase Notices simultaneously on the earliest overlapping date specified in such Purchase Notices.

            (b) Promptly, and in any event within 5 Business Days following its receipt thereof and at least 5 Business Days prior to the date on which the Company intends to purchase any Notes pursuant to subparagraph (a) above (the "PURCHASE DATE") pursuant thereto, the Company will deliver to each holder of a Note a copy of each Purchase Notice received by it pursuant to subparagraph (a) of this paragraph 4F (an "OTHER HOLDER NOTICE").

            (c) The Company covenants that it will deliver to each holder of a Note promptly, and in any event within 5 Business Days following the occurrence thereof, a notice of the occurrence of a Purchase Event, together with a statement of the date of occurrence of such Purchase Event and a reasonably detailed description of the facts and circumstances underlying such occurrence known to it, and which specifies the applicable Retirement Fraction and states that the Company is obligated, upon receipt of a Purchase Notice described in subparagraph (a) of this paragraph 4F, to purchase Notes pursuant to subparagraph (a) of this paragraph 4F (an "EVENT NOTICE").

            4G.    CANCELLATION OF NOTES. Any Notes acquired pursuant to
paragraph 4E or purchased pursuant to paragraph 4F or prepaid pursuant to paragraph 4A or 4B, or otherwise acquired by or on behalf of the Company or a Subsidiary, shall be canceled and shall not be reissued and shall not be deemed to be outstanding for any purpose of this Agreement. Any Note held by any Affiliate of the Company shall not be deemed outstanding for the purpose of determining the aggregate principal amount of Notes outstanding for purposes of determining whether or not any specified percentage of holders of outstanding Notes have given any consent or taken any other action hereunder.

            5.     AFFIRMATIVE COVENANTS.

            5A.    FINANCIAL STATEMENTS.  The Company covenants that it will
deliver to each holder of any Note in duplicate:

                   (i) as soon as practicable and in any event within 75 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations and consolidated statements of changes in shareholders' equity and cash flows of (a) the Company and its Restricted Subsidiaries, and (b) the Company and its Unrestricted Subsidiaries for such quarterly period and, in the case of the second and third quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of (a) the Company and its Restricted Subsidiaries, and (b) the Company and its Unrestricted Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) (the detail and form reflected in the quarterly financial statements identified in paragraph 8B being deemed satisfactory as to consolidated statements) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                   (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated and consolidating statements of operations and consolidated statements of changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) (the detail and form reflected in the annual financial statements identified in paragraph 8B(i) being deemed satisfactory as to consolidated statements) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) (the substance set forth in the reports accompanying the aforesaid annual financial statements being deemed satisfactory) and, as to the consolidating statements, certified by an authorized financial officer of the Company;

                   (iii) promptly upon transmission thereof, (a) copies of all such financial statements, proxy statements, notices and reports as it shall send to its public shareholders, (b) copies of all registration statements (without exhibits) and all reports which it publicly files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) (including, without limitation, reports on Form 10-K and Form 10-Q not later than the date on which the same are required to be filed) and (c) copies of all press releases;

                   (iv) promptly upon receipt thereof and if such holder is a Significant Holder, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary which constitutes a "significant subsidiary" within the meaning of Regulation S-X of the Securities and Exchange Commission (including management letters submitted to the board of directors of the Company or any such Subsidiary); and

                   (v) with reasonable promptness and if such holder is a Significant Holder, such other information with respect to the business, finances and affairs of the Company and its Subsidiaries as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of any Notes an Officer's Certificate (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C, 6D, 6F, 6I and 6L, (b) specifying the circumstances of any designation of Restricted Subsidiaries pursuant to paragraph 6K within the preceding fiscal quarter, (c) containing a list of all reports, certificates and other informational materials then being furnished to its lenders under any credit agreement or loan agreement, (d) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto and (e) if any of the Subsidiaries included in such statements shall not be Restricted Subsidiaries, specifying the adjustments which are necessary to permit the holders of the Notes to confirm the foregoing calculations. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each record holder of any Note (x) the Officer's Certificate required pursuant to paragraph 5E, and
(y) a certificate of the accountants referred to in said clause (ii) above stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default, which Event of Default or Default would not normally be disclosed or discovered in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that promptly after any Responsible Officer obtains actual knowledge that any existing state of facts or circumstances constitutes an Event of Default or Default (and in any event within 5 Business Days of obtaining such knowledge), it will deliver to each holder of any Note an Officer's Certificate specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

            5B.    INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer permitted to purchase any Note under the terms of this Agreement designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

            5C.    INSPECTION OF PROPERTY; BOOKS AND RECORDS. The Company
covenants that it will permit any Person designated in writing by any Significant Holder, at the Company's expense while an Event of Default is continuing and otherwise at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Restricted Subsidiaries, to examine the corporate books and financial records of the Company and its Restricted Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers thereof or with its independent public accountants (and by this provision the Company hereby agrees that it will make such officers available for any such discussion and authorizes such accountants to discuss such matters with such Person), all at such reasonable times, upon reasonable notice, and as often as such Significant Holder may reasonably request. The Company will maintain or cause to be maintained the books of record and account of the Company and its Subsidiaries in good order in accordance with sound business and financial practice and its financial statements (including those required to be delivered pursuant to paragraph 5A) prepared in accordance with generally accepted accounting principles.

            5D.    MAINTENANCE OF PROPERTIES. The Company will maintain or cause to be maintained in good repair, working order and condition all properties used in or necessary for the operation of the business of the Company and its Restricted Subsidiaries (ordinary wear and tear excepted) and from time to time will make or cause to be made all reasonable repairs, renewals and replacements thereof, all to the extent material to the business and operations of the Company and its Restricted Subsidiaries taken as a whole. The Company will procure and maintain in full force and effect all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, in each case that are necessary in any material respect for the ownership, maintenance and operation of the business and operations of the Company and its Restricted Subsidiaries taken as a whole.

            5E.    MAINTENANCE OF INSURANCE. The Company covenants that it and each of its Restricted Subsidiaries will maintain with financially sound and reputable insurers insurance against fire, explosion, hazards insured against by extended coverage and liability for other hazards and risks, and insurance against liability to Persons and for property damage, all to the extent and in the manner as is customarily maintained by other companies of established reputation operating comparable or similar businesses, and, on the Effective Date, and together with each delivery of financial statements under clause (ii) of paragraph 5A, it will deliver an Officer's Certificate setting forth a summary schedule of such insurance in effect.

            5F.    COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company will, and
will cause each of its Subsidiaries and each of its Affiliates that are controlled by the Company or its

Subsidiaries to, comply with, or operate pursuant to valid waivers of, applicable Environmental Laws and Environmental Permits, including, without limitation, to the extent required by applicable Environmental Laws or Environmental Permits, conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity and completing proper, thorough and effective clean-up, removal, remediation and/or restoration, except to the extent that failure so to comply with any Environmental Law or Environmental Permit does not have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries, taken as a whole, and, except that, with respect to any testing, monitoring, clean-up, removal, remediation or other such action required pursuant to such law or permits, neither the Company nor any of its Subsidiaries or Affiliates shall be required to perform any such action if the applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established in accordance with generally accepted accounting principles.

            5G.    ERISA NOTICES. The Company covenants that it shall deliver to each Significant Holder, promptly upon the Company or its Subsidiaries or any of their respective ERISA Affiliates:

            (i) giving or being required to give notice to the PBGC of any "reportable event" (as defined in section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA by the PBGC, or becoming aware that any plan administrator of any Plan has given or is required to give notice of any such "reportable event", a copy of the notice of such reportable event given or which should have been given to the PBGC;

            (ii) receiving notice of the Company's or an ERISA Affiliate's complete or partial withdrawal from a Multiemployer Plan under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;

            (iii) receiving notice from the PBGC under Title IV of ERISA of its intent to terminate, impose liability (other than for premiums under section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice;

            (iv)   applying for a waiver of the minimum funding standard under section 412 of the Code, a copy of such application;

            (v) giving notice to the PBGC of intent to terminate any Plan under section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;

            (vi) giving notice to the PBGC of withdrawal from any Plan pursuant to section 4063 of ERISA, a copy of such notice; or

            (vii) failing to make any required payment or required contribution to any Plan or Multiemployer Plan or making any amendment to any Plan which has resulted in the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and the action, if any, which the Company is required to take.

            5H.    PAYMENT OF TAXES AND CLAIMS. The Company will pay or
discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all taxes, assessments and governmental charges (including claims of the IRS and the PBGC and claims made at the insistence of the PBGC) levied or imposed upon it or any ERISA Affiliate or any Code Affiliate or upon its or their income, profits or property, (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon its or its Subsidiaries, properties, and (c) all required installments under section 412(m) of the Code and all other required payments under section 412 of the Code with respect to any Plan maintained by the Company or any ERISA Affiliate; provided, however, that, in the case of clause (a) and (b) above, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

            5I.    CORPORATE EXISTENCE, ETC. Subject to the provisions of
paragraph 6F, the Company will at all times preserve and keep in full force and effect its and its Restricted Subsidiaries, corporate existence, and will qualify, and cause each of its Restricted Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole.

            5J.    COMPLIANCE WITH LAWS, ETC. The Company will comply and cause its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and judicial or administrative orders and judgments of any court or governmental authority (including those relating to environmental protection, employee benefits and welfare and employee safety), the noncompliance with which would materially adversely affect the business, financial condition or operations of the Company and its Restricted Subsidiaries taken as a whole.

            5K.    COVENANT TO SECURE NOTES EQUALLY.

            5K(1). The Company covenants that if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision satisfactory in form and substance to the Required Holder(s) (including, without limitation, opinions of counsel relating thereto) whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. Securing the Notes as provided in this paragraph 5K(1) shall not permit the existence of any Lien not permitted by paragraph 6B.

            5K(2). The Company covenants that if at any time after the date of this Agreement any Restricted Subsidiary guarantees or provides collateral in any manner for any Indebtedness of the Company under the Credit Agreement, it will simultaneously cause such Restricted Subsidiary to guarantee or provide such collateral for the Notes equally and ratably with all Indebtedness guaranteed or secured by such Restricted Subsidiary for so long as such Indebtedness is guaranteed and pursuant to a guarantee substantially in the form of Exhibit D hereto, together with an opinion of counsel substantially in the form of paragraphs 1, 3 and 4 of

Exhibit E-1 hereto. Upon the execution and delivery of such guarantee, such Restricted Subsidiary shall become a Subsidiary Guarantor.

            5L.    COVENANT TO MAINTAIN BUSINESS.  The Company covenants that the Company and its Restricted Subsidiaries taken as a whole will engage primarily in the Core Business.

            6.     NEGATIVE COVENANTS.

            6A.    MAINTENANCE OF CONSOLIDATED NET WORTH. The Company covenants that it will not at the end of any fiscal quarter permit Consolidated Net Worth to be less than the sum of (i) $125,000,000 and (ii) the Incremental Net Worth Amount. As of any date of determination the "INCREMENTAL NET WORTH AMOUNT" shall be an amount equal to the sum of 50% of Consolidated Net Income for all fiscal years of the Company preceding or ending on such date of determination (beginning with the fiscal year ending on or about February 1, 2001) in which Consolidated Net Income is a positive number.

            6B.    LIMITATIONS ON LIENS. The Company covenants that neither it nor any of its Restricted Subsidiaries will create, assume or suffer to exist any Lien upon any of its Property or assets (including, without limitation, any capital stock of a Restricted Subsidiary owned by the Company or any Subsidiary), whether now owned or hereafter acquired and whether or not provision is made for equally and ratably securing the Notes as provided in paragraph 5K; provided, however, that the foregoing restriction and limitation shall not apply to the following Liens:

                   (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with, and as permitted by, paragraph 5H;

                   (ii) Liens imposed by law, such as carriers', landlords', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings as permitted by paragraph 5H; Liens (other than ERISA Liens) arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere in any material way with the use thereof in the business of the Company or its Restricted Subsidiaries; and other Liens incidental to the conduct of the Company's or any Restricted Subsidiary's business, or the ownership of the Company's or its Restricted Subsidiaries' Property, provided, that, in each case, such Liens (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendors, liens in respect of current accounts payable not overdue and extended in the ordinary course of business) or the payment of a deferred purchase price and (b) do not in the aggregate materially detract from the value of the Property of the Company and its Restricted Subsidiaries taken as a whole, or materially impair the use thereof in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole;

                   (iii) Liens on property or assets of a Restricted Subsidiary to secure obligations of such Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary;

                   (iv) subject to compliance with paragraph 6D, (a) Capitalized Leases and (b) Liens (other than Liens permitted by clause (iii) above) on Property existing at the time of acquisition or placed on Property being acquired or constructed to secure the purchase price or cost thereof or Debt incurred to finance such purchase or construction, provided, that (w) in the case of any Lien on Property existing at the time of acquisition, such Lien was not created in contemplation of such acquisition, (x) the principal amount of the Debt secured by such Lien shall not exceed the lesser of (1) the cost of the Property subject thereto or (2) the fair market value of such Property, (y) such Lien is confined to the Property so acquired or constructed and (z) no Default or Event of Default shall exist or result therefrom;

                   (v) Capitalized Leases and Liens existing on the date of this Agreement securing Debt or securing certain other obligations as described in Schedule 6B; and

                   (vi) other Liens (including any renewal or extension of any Lien permitted under the preceding clauses (iv) and (v) if such Lien is not extended to other Property), provided, that, after incurrence of the Debt secured by such Lien, (y) Adjusted Priority Debt shall not exceed 20% of Consolidated Total Capitalization and
            (z) no Default or Event of Default shall exist or result therefrom.

            6C.    LIMITATIONS ON DEBT. The Company covenants that it will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise become or be liable with respect to any Debt (collectively referred to herein as an "incurrence" or "to incur" such Debt, all Debt of a Person existing at the time it shall become a Restricted Subsidiary being deemed incurred as of that time and all Debt owing by the Company or any Restricted Subsidiary to any other Restricted Subsidiary being deemed to be incurred at the time such "other Restricted Subsidiary" shall cease to be a Restricted Subsidiary as defined herein), except:

                   (i) Debt represented by the Notes, the 1993 Notes and the 1998 Notes;

                   (ii) Debt of any Restricted Subsidiary owing to the Company or to a Restricted Subsidiary;

                   (iii) Current Debt of the Company or a Restricted Subsidiary (subject to the limitations of paragraph 6D), provided no such Current Debt shall be permitted to exist on any day after the date hereof unless either

                        (A) there shall have been a period of at least 30 consecutive days in the preceding period of 15 consecutive calendar months (a "CURRENT DEBT COMPUTATION PERIOD") when the aggregate amount of Consolidated Current Debt outstanding on such date shall not have exceeded $20,000,000 at any time during such Current Debt Computation Period (a "CLEAN DOWN PERIOD"), or

                        (B) the aggregate amount of Consolidated Funded Debt and Excess Current Debt shall not exceed 55% of the sum of Consolidated Total Capitalization and Excess Current Debt; and

                   (iv) other Funded Debt of the Company or a Restricted Subsidiary (subject to the limitations of paragraph 6D) if at the time of incurrence thereof and after giving effect thereto and to the application of the proceeds thereof the aggregate amount of Consolidated Funded Debt and Excess Current Debt shall not exceed the sum of 55% of Consolidated Total Capitalization and Excess Current Debt.

            6D.    LIMITATIONS ON PRIORITY DEBT.  The Company covenants that
it will not permit, at any time, Priority Debt to exceed 20% of Consolidated Total Capitalization.

            6E.    MERGER, CONSOLIDATION, SALE OR TRANSFER OF ASSETS. The
Company covenants that it will not, and will not permit any of its Restricted Subsidiaries to, be a party to any merger, amalgamation, consolidation, reorganization, reconstruction or arrangement with any other Person or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, except that:

                   (i) subject to the provisions of clause (iv) below, as applicable, any Subsidiary may merge or consolidate with the Company or any one or more Wholly-owned Restricted Subsidiaries;

                   (ii) subject to the provisions of clause (iv) below, as applicable, any Restricted Subsidiary or the Company may sell, lease, transfer or otherwise dispose of any of its assets to the Company or to any Wholly-owned Restricted Subsidiary, whether by dissolution, liquidation or otherwise;

                   (iii) any Restricted Subsidiary may merge or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other Person subject to the provisions of paragraph 6F and paragraph 6G; and

                   (iv) the Company may merge or consolidate or amalgamate with any other corporation, or enter into a plan of arrangement, or sell, transfer, or otherwise dispose of all or substantially all of its assets, provided that the Company shall be the continuing or surviving corporation, or the continuing, surviving or acquiring corporation shall be a corporation organized under the laws of any State of the United States, the District of Columbia or Canada or a province thereof or, subject to written consent by each holder of a Note that is subject to limitations on foreign investments, under the laws of another foreign jurisdiction or any local governmental authority which shall expressly assume in writing (in an instrument satisfactory in form and substance to the Required Holder(s)) all of the obligations of the Company under this Agreement and the Notes;

provided, that at the time of such merger, consolidation, sale, transfer or disposition and after giving effect thereto there shall exist no Default or Event of Default; and provided, further, that in the case of the transactions described in clause (iv) above, (a) the Company or the continuing, surviving or acquiring corporation, as the case may be, could incur an additional $1 of Funded Debt pursuant to the provisions of paragraph 6C(iv), (b) if such continuing, surviving or acquiring corporation is a corporation organized under the laws of Canada, the United Kingdom, Switzerland or any local governmental authority of any of the aforesaid jurisdictions, provision satisfactory to the Required Holder(s) shall be made in respect of any tax issues arising out of such transaction, and (c) the Company shall have delivered to the holders of the Notes an opinion of counsel satisfactory to the Required Holder(s) and an Officer's Certificate each to the effect that the foregoing provisions have been complied with.

            6F.    SALES OF ASSETS. The Company covenants that it will not, and will not permit any of its Restricted Subsidiaries to, Dispose of its Property (including, without limitation, subject to compliance with paragraphs 6G and 6I as applicable, shares of capital stock of a Restricted Subsidiary and Property Disposed of pursuant to a Sale and Lease-back Transaction) except:

                   (i) sales of inventory in the ordinary course of business;

                   (ii) if no Default or Event of Default exists following such Disposition

                        (a) Dispositions from any Restricted Subsidiary to the Company or any other Restricted Subsidiary; and

                        (b) Dispositions of Property with an Asset Percentage Value, when combined with the Asset Percentage Value of any other Property Disposed pursuant to this clause
                   (b) during the preceding four consecutive fiscal quarters of the Company, of not more than 10% and for consideration representing the fair market value of such Property at the time of such Disposition, provided, that, any such Disposition or portion thereof shall be excluded from the aforesaid Asset Percentage Value test if either (x) the Disposition Proceeds arising from such Disposition are applied immediately after receipt thereof to one or more of the Designated Applications, or (y) an amount equal to the Disposition Proceeds shall be available to the Company from binding commitments (subject to no conditions which the Company is unable to meet) from responsible financial institutions pending application within a period of not more than 180 days to one or more of the Designated Applications; and provided, further that to the extent that the entire Disposition Proceeds in respect of any Disposition are applied only partially to the foregoing purposes, such Disposition shall be disregarded for purposes of determining such Asset Percentage Value to the extent of such application; and

                   (iii) any transaction involving the Company described in and permitted pursuant to the provisions of paragraph 6E.

            6G.    DISPOSITION OF SUBSIDIARY STOCK. The Company covenants that it will not, and will not permit any of its Restricted Subsidiaries to, issue, sell or otherwise dispose of, or part with control of, any shares of capital stock of any class of any Restricted Subsidiary, except to the Company or a Wholly-owned Restricted Subsidiary (other than director's qualifying shares required by law), and except that, subject in all events to the provisions of paragraph 6F, all shares of capital stock of any Restricted Subsidiary at the time owned by the Company and all Restricted Subsidiaries may be sold as an entirety for a consideration which represents the fair value (as determined in good faith by the Board of Directors) at the time of sale of the shares of capital stock so sold, provided that at the time of such sale, such Restricted Subsidiary shall not own, directly or indirectly, any shares of capital stock of any other Restricted Subsidiary (unless all of the shares of stock of such other Restricted Subsidiary owned, directly or indirectly, by the Company and all Restricted Subsidiaries are simultaneously being sold as permitted by this paragraph 6G).

            6H.    LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS AND OTHER
DISTRIBUTIONS. The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any of such Restricted Subsidiaries (in any way which is material to the Company and its Restricted Subsidiaries considered as a whole) to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any of its Restricted Subsidiaries, or pay any Debt owed by any of the Company's Restricted Subsidiaries to the Company or to any other Restricted Subsidiary, (ii) make loans or advances to the Company or to any other Restricted Subsidiary or (iii) transfer any of its properties or assets to the Company or to any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of applicable law, this Agreement, and those encumbrances or restrictions identified in Schedule 6H.

            6I.    SALE AND LEASE-BACK TRANSACTIONS. The Company covenants that it will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Property of the Company or any Restricted Subsidiary ("SUBJECT PROPERTY"), whether such Subject Property is now owned or hereafter acquired, unless no Default or Event of Default is then existing, the Disposition Proceeds are received in cash and

                   (i) if the lease resulting from such Sale and Lease-back Transaction is not a Capitalized Lease, such Disposition is permitted under the terms of paragraph 6F, or

                   (ii) if the lease resulting from such Sale and Lease-back Transaction is a Capitalized Lease, the terms of paragraphs 6C and 6D (substituting solely for purposes of this clause (ii) the term "Adjusted Priority Debt" for "Priority Debt" in paragraph 6D) are satisfied.

            6J.    TRANSACTIONS WITH AFFILIATES.  Other than between or among the Company and its Wholly-owned Restricted Subsidiaries, the Company covenants that it will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

                   (i)      Dispose of any Property to any Affiliate,

                   (ii) merge or consolidate with, or purchase, acquire or lease any Property from any Affiliate, or

                   (iii) otherwise deal with, in the ordinary course of business or otherwise, any Affiliate, except (1) any Affiliate who is a natural person may serve as an employee or director of the Company or any Restricted Subsidiary and receive reasonable compensation for his or her services in such capacity, (2) in transactions (other than those identified in clause (iii) above) which are pursuant to the reasonable requirements of the Company's Core Business and which are on no less favorable terms to the Company or such Restricted Subsidiary than would be the case with a similar transaction with an unaffiliated Person negotiated at arm's length and (3) those transactions described in Schedule 6J.

            6K.    SUBSIDIARIES. The Company may designate any Unrestricted
Subsidiary as a Restricted Subsidiary by furnishing to each holder of a Note an Officer's Certificate as provided in paragraph 5A; provided that no such designation shall be made if, after giving effect thereto, a Default or Event of Default shall exist and the Company could not incur an additional $1 of Funded Debt pursuant to the provisions of paragraph 6C(iv). No Unrestricted Subsidiary shall own any shares of capital stock of any Restricted Subsidiary. All Investments, Debt, Liens, Guarantees and other obligations which any Unrestricted Subsidiary (the "SUBJECT SUBSIDIARY") may have, or be liable for, shall be deemed made or incurred immediately after the time the Subject Subsidiary shall become a Restricted Subsidiary of the Company. Dispositions by the Company or a Restricted Subsidiary of any Debt of the Company or of any other Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary shall be deemed an incurrence of such Debt at the date of disposition thereof.

            6L.    INTEREST COVERAGE RATIO.  The Company will not permit the
Interest Coverage Ratio as of the last day of any fiscal quarter or the end of any fiscal year to be less than 2.50 to 1.00.

            7.     DEFAULTS; REMEDIES.

            7A.    EVENTS OF DEFAULT.  If any of the following events shall
occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                   (i) the Company defaults (x) in the payment of any principal of or Yield-Maintenance Amount in respect of any Note when the same shall become due, either by the terms thereof or otherwise as herein provided, or (y) in the performance of its obligation to purchase any Note as provided in paragraph 4F; or

                   (ii) the Company defaults in the payment of any interest on any Note for a period of 5 Business Days after the same shall become due; or

                   (iii) the Company or any Restricted Subsidiary defaults (whether as primary obligor or as guarantor or as surety) in any payment of principal of or interest on any other Debt Obligation for money borrowed, any Capitalized Lease Obligation, any Debt Obligation under a conditional sale or other title retention agreement, any Debt Obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage, or any Debt Obligation under notes payable or drafts accepted representing extensions of credit (any of the foregoing being herein called a "PAYMENT DEFAULT") beyond any period of grace provided with respect thereto; or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt Obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Debt Obligation (or a trustee or agent on behalf of such holder or holders) at such time to cause, such Debt Obligation to become due (or to be purchased by the Company or any Restricted Subsidiary) prior to any stated maturity; provided, that the aggregate amount of all Debt Obligations as to which such a Payment Default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or repurchase by the Company or any Restricted Subsidiary) shall occur and be continuing exceeds $5,000,000 (or the equivalent amount in any foreign currency); or

                   (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                   (v) the Company fails to perform or observe any agreement contained in the last sentence of paragraph 5A, in paragraph 5I with respect to the Company's corporate existence or in paragraph 6 and, in the case of paragraph 6, if such failure is capable of remedy within 30 days, such failure shall continue unremedied for a period of 30 days after the earlier of (x) notice thereof from the holder of any Note and (y) the date any Responsible Officer obtains actual knowledge thereof; or

                   (vi) the Company fails to perform or observe any other agreement, term or condition contained herein, and any such failure described in this clause (vi) shall continue unremedied for a period of 30 days after the earlier of (x) notice thereof from the holder of any Note and (y) the date any Responsible Officer obtains actual knowledge thereof; or

                   (vii) the Company or any Significant Subsidiary Group makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts as such debts become due or ceases or threatens to cease carrying on its business permanently; or

                   (viii) any decree or order for relief in respect of the Company or any Significant Subsidiary Group is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, composition, dissolution, winding up or liquidation or other similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                   (ix) the Company or any member of a Significant Subsidiary Group petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Significant Subsidiary Group, or of any substantial part of the assets of the Company or any Significant Subsidiary Group, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Significant Subsidiary Group under the Bankruptcy Law of any other jurisdiction or takes any corporate action to authorize any of the actions described in this clause (ix); or

                   (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Significant Subsidiary Group and the Company or any Subsidiary by any act indicates its or their approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                   (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or an encumbrancer takes possession of, or a receiver or receiver manager is appointed over, all or substantially all of the assets and the revenues of the Company; or

                   (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income of the Company and its Restricted Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 90 days; or

                   (xiii) a final judgment or judgments for the payment of money aggregating in excess of $1,500,000 (or the equivalent amount in any foreign currency) are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 90 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 90 days after the expiration of any such stay; or

                   (xiv)    any "reportable event" as such term is defined in
            section 4043 of ERISA occurs in connection with any Plan or trust created thereunder for which the thirty day notice requirement has not been waived under applicable regulations, or any event occurs requiring the Company or any ERISA Affiliate to provide security to a Plan under section 401(a)(29) of the Code; any "prohibited transaction" occurs, as such term is defined in section 4975 of the Code or in section 406 of ERISA, in connection with any Plan or any trust created thereunder; any notice of intent to terminate a Plan or Plans is filed under section 4041(c) of ERISA by the Company or any ERISA Affiliate, any Plan administrator or any combination of the foregoing; any proceedings are instituted by the PBGC to terminate or to cause a trustee to be appointed to administer any Plan; any partial or complete withdrawal is made by the Company or an ERISA Affiliate from any Multiemployer Plan; any proceedings are instituted by a fiduciary of any Plan against the Company or any Code Affiliate to enforce section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; the Company or a Code Affiliate fails to make a required installment under section 412(m) of the Code or to pay any amount to the PBGC or to a Plan under Title IV of ERISA on or before the due date; any application is filed by the Company or a Code Affiliate for a waiver of the minimum funding standard under section 412 of the Code or section 302 of ERISA; or any "reorganization" (as defined in section 418 of the Code or Title IV ERISA) of any Plan which is a Multiemployer Plan occurs; and each such instance individually, or any two or more such instances in the aggregate, would result in liability of the Company or any Code Affiliate or ERISA Affiliate to the IRS, the PBGC or a Plan in an aggregate amount exceeding $1,000,000; or

                   (xv) any Subsidiary Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Subsidiary Guarantor or any Subsidiary Guarantor shall deny it has any further liability or obligation under its Subsidiary Guaranty or shall fail to perform its obligations thereunder; or

                   (xvi) the Company or any Subsidiary Guarantor shall make, or irrevocably or unconditionally agree to make, any accelerated or non-scheduled payment or payments of all or a majority of Debt Obligations outstanding under the Credit Agreement in connection with any transaction or series of transactions that are anticipated (or would be reasonably expected) to result in a reduction of the capital stock of the Company owned by (a) Gedalio Grinberg, his spouse, each of their estates and their issue, (b) Efraim Grinberg, his spouse, each of their estates and their issue and (c) every Person (other than an individual) "controlled" (as defined in the definition of the term Affiliate set forth in paragraph 10B below) by any of the foregoing, to less than 25% of the voting power of (i) all outstanding capital stock of the Company and (ii) all outstanding securities and rights that are then convertible into or exchangeable for capital stock of the Company or upon the exercise of which capital stock of the Company will be issued in respect of such securities or rights;

then (a) if such event is an Event of Default specified in clauses (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at the principal amount thereof together with interest accrued thereon without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and (b) if such event is any other Event of Default, the Required Holder(s) of the Notes of any Series may, at its or their option and in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable at the principal amount thereof, together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that the Yield Maintenance Amount, if any, with respect to each Note shall be due and payable upon any such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vi), inclusive, or clauses (xi) to (xiv), inclusive, of this paragraph 7A, (y) the holder or holders referred to in clause
(b) of this paragraph 7A shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare such Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

            7B.    RESCISSION OF ACCELERATION. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due as a consequence of such declaration. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

            7C.    NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note of
any Series shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of such Series at the time outstanding.

            7D.    OTHER REMEDIES. If any Event of Default or Default shall
occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this

Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

            8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

            8A.    ORGANIZATION; AUTHORITY; ENFORCEABILITY. Each of the Company
and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business and, in the case of the Company, to enter into and perform all of its obligations under this Agreement and the Notes and to issue and sell the Notes and, in the case of each Subsidiary Guarantor, to enter into and perform all of its obligations under its Subsidiary Guarantee. Each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation in each state where the failure to be so licensed or qualified would have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries taken as a whole and has all corporate power, licenses, franchises and other governmental authorizations and approvals necessary to carry on its present business, with respect to which the failure to possess would have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries taken as a whole. Schedule 8A includes a correct list as to each of the Company's Subsidiaries on the date hereof (i) its name, (ii) the jurisdiction of its incorporation, (iii) its capital stock issued and outstanding and the holders by percentage of that stock and (v)) whether it is a Domestic or Foreign Subsidiary. This Agreement and each Subsidiary Guarantee are, and the Notes when issued and delivered hereunder will be, legal, valid, binding and enforceable obligations of the Company or such Subsidiary Guarantor, as the case may be, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors, rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

            8B.    BUSINESS; FINANCIAL STATEMENTS. The Company has furnished
each Purchaser of any Notes with the audited consolidated and consolidating balance sheets of the Company and Subsidiaries at January 31, 1999 and 2000 and the related consolidated and consolidating statements of income and cash flows and changes in shareholders' equity for each of the years in the three year period ended January 31, 2000, all reported on by Price Waterhouse LLP or its successor, PriceWaterhouseCooper; and the unaudited consolidated balance sheets of the Company and Subsidiaries at October 31, 2000 and the related consolidated and consolidating statements of income and cash flows and changes in shareholders' equity for the nine months ended October 31, 2000 and 1999. The financial statements referred to in this subparagraph (i) are herein collectively referred to as the "HISTORICAL FINANCIAL STATEMENTS."

            The Historical Financial Statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and fairly present the consolidated financial position and the consolidated results of the operations and consolidated cash flows of the corporations described therein at the dates and for the periods shown, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or in the notes thereto stated) throughout the periods involved. None of the Company and its Subsidiaries has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are substantial and material in amount in relation to the consolidated financial condition of the Company, except as referred to or reflected or provided for in the Historical Financial Statements. Since January 31, 2000, (i) there has been no change in the assets, liabilities or condition (financial or otherwise) of the Company or any of its Subsidiaries, other than changes which have not been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole and (ii) neither the business, operations, affairs nor any of the Properties or assets of the Company or any of its Subsidiaries have been affected by any occurrence or development (whether or not insured against) which has been, either in any case or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

            8C.    ACTIONS PENDING. There is no action or proceeding pending or
(to the best knowledge of the Company) threatened or (to the best knowledge of the Company) investigation pending or threatened which questions the validity or legality of or seeks damages in connection with this Agreement or any Subsidiary Guarantee or any action taken or to be taken pursuant to this Agreement or any Subsidiary Guarantee, and, except as set forth in Schedule 8C, there is no action or proceeding pending or (to the best knowledge of the Company) threatened or (to the best knowledge of the Company) investigation pending or threatened which could reasonably be expected to result in any material adverse change in the business, financial condition or operations of the Company and its Subsidiaries taken as a whole.

            8D.    OUTSTANDING DEBT. Neither the Company nor any of its
Subsidiaries has outstanding any Debt except as permitted by paragraphs 6C and 6D. Schedule 8D correctly describes all secured and unsecured Debt of the Company and its Subsidiaries outstanding, or for which the Company or any of its Subsidiaries have commitments, on the date of this Agreement, and identifies the collateral, if any, securing such Debt. There exists no default or temporary waiver of default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

            8E.    CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company
nor its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, operations or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement, each Subsidiary Guarantee or the Notes hereunder, nor the offering, issuance and sale of the Notes hereunder, nor fulfillment or any compliance with the terms and provisions hereof and thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, as the case may be, any agreement (including any agreement with shareholders), instrument, order, judgment, decree or arbitrator's award, or any statute, law, rule or regulation, to which the Company or any of its Subsidiaries or their respective properties is subject. The Company is not a party to, or otherwise subject to, any contract or agreement (including its charter) which limits the amounts of, or otherwise imposes restrictions on the incurring of, indebtedness of the type to be evidenced by the Notes except as set forth in the agreements listed in
Schedule 8E, and the

Company has received all consents necessary with respect to such agreements in connection with the consummation of the transactions contemplated hereby.

            8F.    TITLE TO PROPERTIES. The Company has and each of its
Subsidiaries has (all to the extent material to the Company and its Subsidiaries taken as a whole) good and marketable title to its respective real properties (other than properties which it leases) and good title (or leasehold rights) to all of its other respective material properties and assets, including the properties and assets reflected in the consolidated balance sheet as at January 31, 2000 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business or as set forth in Schedule 8F), subject to no Lien of any kind except Liens not prohibited by paragraph 6B. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

            8G.    PATENTS, LICENSES, FRANCHISES, ETC. The Company and its
Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities and, all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of the properties and assets, as presently conducted, of the Company and its Subsidiaries taken as a whole and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect. No event has occurred which permits, or after notice or lapse of time (except expiration of the stated term thereof), or both, would permit, the revocation or termination of any such franchise, license, authorization or other right so as to affect adversely in any material respect the business, financial condition or operations of the Company and its Subsidiaries taken as a whole. All such franchises, permits, licenses and other authorizations have been validly issued or granted to the Company or a Subsidiary, and each such franchise, permit, license or other authorization is valid and subsisting, in each case to the extent necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are operating their respective businesses in material compliance with the terms and conditions of such franchises, permits, licenses and other authorizations and are in material compliance with all applicable statutes, laws, rules and regulations, all to the extent material to the business of the Company and its Subsidiaries taken as a whole.

            8H.    TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns (and to the best of the Company's knowledge all other tax returns) which are required to be filed, and each has paid all income taxes (and to the best of its knowledge all other material taxes) as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, and the Company has no knowledge of any basis for any further material assessment to the Company and its Subsidiaries taken as a whole that has not been adequately so provided for on the books of the Company.

            8I.    OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Prudential and not more than 10 other "qualified institutional buyers" as such term is defined in Rule 144A under the Securities Act, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes hereunder to the provisions of section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction.

            8J.    REGULATION U, ETC. Neither the Company nor any Subsidiary
owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK"), exceeding in value 5% of Consolidated Net Worth. None of the proceeds of the issuance of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock, or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock and in any such case which will constitute this transaction a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

            8K.    ERISA. (a) No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole. Neither the Company, nor any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole.

            (b) Neither the Company nor any of its Subsidiaries has breached the fiduciary rules of ERISA or engaged in any prohibited transaction in connection with which the Company or any of its Subsidiaries or ERISA Affiliates could be subjected to (in the case of any such breach) a suit for damages or (in the case of any such prohibited transaction) with a civil penalty assessed under section 502(i) of ERISA or a tax imposed by section 4975 of the Code, which suit, penalty or tax, in any case, would be materially adverse to the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole. Assuming the accuracy of each Purchaser's representations in paragraph 9B, the execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

            (c) There has been no reportable event (within the meaning of section 4043(b) of ERISA) or any other event or condition with respect to any Plan (other than a Multiemployer Plan) which presents a risk of termination of any such Plan by the PBGC under circumstances which in any case could result in liability which would be materially adverse to the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole.

            (d) Except as described in Schedule 8K, the present value of all vested accrued benefits under all Plans (other than Multiemployer Plans), determined as of the end of the Company's most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Plans allocable to such vested accrued benefits. The terms "present value", "current value", and "accrued benefit" have the meanings specified in section 3 of ERISA.

            (e) Neither the Company nor any of its Subsidiaries is or has ever been obligated to contribute to any Multiemployer Plan.

            8L.    ENVIRONMENTAL COMPLIANCE. To the best knowledge of any
Responsible Environmental Officer, (i) the Company and its Subsidiaries have complied at all times and in all respects with all applicable Environmental Laws and all administrative orders, judgments, rulings and regulations relating to protection of the Environment, except, in any such case, where failure to comply would not result in a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole, and (ii) neither the Company nor any of its Subsidiaries nor any other person or entity for whose conduct either the Company or any Subsidiary is responsible, are reasonably expected to have any liability, under any applicable Environmental Laws, which, either in any case or in the aggregate, would be materially adverse to the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole. Without limiting the foregoing, except as described in Schedule 8L, no Responsible Environmental Officer has any knowledge of the Release or Threat of Release of any Hazardous Material on, in, under, or in the vicinity of the any of the properties owned, leased or operated by the Company or any of its Subsidiaries that may be required to be remediated under any applicable Environmental Law. No Lien has been imposed on any of the properties owned or operated by the Company or any of its Subsidiaries by any governmental agency at the federal, state, or local level in connection with the presence on or off such property of any Hazardous Material, except as described in Schedule 8L. Except as described in Schedule 8L, to the best knowledge of any Responsible Environmental Officer, neither the Company nor any Subsidiary nor any other person or entity for whose conduct either the Company or any Subsidiary is responsible, has in the previous five years: (i) entered into or been subject to any consent decree, compliance order, or administrative order under any applicable Environmental Laws with respect to any of the properties owned, leased or operated by the Company or any of its Subsidiaries or any facilities or improvements or any operations or activities thereon, (ii) received notice under the citizen suit provision of any applicable Environmental Law in connection with any of the properties owned, leased or operated by the Company or any of its Subsidiaries or any facilities or improvements or operations or activities thereon; (iii) received any request for information, written notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to environmental matters relating to any of the properties owned or operated by the Company or any Subsidiary or any facilities or improvements or operations or activities thereon that required or will require any environmental investigation, environmental site assessment, corrective action or environmental remediation; or (iv) been subject to or threatened with any governmental or citizen enforcement action under any applicable Environmental Laws with respect to any of the properties owned, leased or operated by the Company or any of its Subsidiaries or any facilities or improvements or operations or activities thereon. To the best knowledge of any Responsible Environmental

Officer, except as described in Schedule 8L, neither the Company nor any of its Subsidiaries has any reason to believe that any of the above will be forthcoming, the effect of which would have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have all Environmental Permits necessary for all facilities, operations, activities, improvements, and alterations, including past or ongoing improvements or alterations, at the properties owned or operated by the Company or any of its Subsidiaries, except where the failure to have such permits would not have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole.

            8M.    PROCEEDS OF FINANCING. The proceeds of the issuance of the
Shelf Notes will be used for general corporate purposes, refinancing existing Company indebtedness and to finance certain capital expenditures of the Company, as more particularly described in the applicable Request(s) for Purchase.

            8N.    GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

            8O.    COMPLIANCE; DEFAULT. The Company and its Subsidiaries and all
of their respective properties and facilities have complied at all times and in all respects with all contractual obligations and all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations (including those relating to protection of the environment) except where failure to comply, in the aggregate, would not result in a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries taken as a whole. No Default or Event of Default exists as of the date hereof.

            8P.    INVESTMENT COMPANY ACT.  The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            8Q.    PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            8R.    FOREIGN ASSETS CONTROL REGULATIONS. None of the transactions contemplated by this Agreement (including the use of proceeds of the sale of the Notes) will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor.

            8S.    DISCLOSURE. Neither this Agreement nor any other document, certificate or written statement furnished to any Purchaser by or on behalf of the Company in connection herewith (including, without limitation, the Historical Financial Statements, but excluding the financial projections furnished to the Purchasers prior to the date hereof in connection with the transactions contemplated hereby) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, financial condition or operations of the Company and its Subsidiaries taken as a whole, and which has not been set forth in this Agreement or in the Historical Financial Statements. The financial projections furnished to the Purchasers prior to the date hereof in connection with the transactions contemplated hereby are reasonably based on the assumptions stated therein and the best information available to the officers of the Company.

            8T.    HOSTILE TENDER OFFERS.  None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

            9. REPRESENTATIONS OF THE PURCHASER. Each Purchaser represents as follows:

            9A.    NATURE OF PURCHASE. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of the Purchaser's property shall at all times be and remain within its control.

            9B.    SOURCE OF FUNDS. The source of funds being used by such
Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder constitutes assets: (i) allocated to the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60, (ii) allocated to a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Obligors, participates to the extent of 10% or more or (iii) of an investment fund, the assets of which do not include assets of any employee benefit plan within the meaning of ERISA. For the purpose of this Paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

            10. DEFINITIONS AND ACCOUNTING MATTERS. For the purpose of this Agreement, as used herein, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

            10A.   YIELD-MAINTENANCE TERMS.

            "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable on other than a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

           "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on Bridge Telerate (or such other display as may replace Page 678 on Bridge Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield will be rounded to that number of decimal places as appears in the Notes.

            "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

            "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

            10B.   OTHER DEFINED TERMS.

            "1993 NOTES" shall mean the $40,000,000 original principal amount of 6.56% Senior Notes due 2005 issued by the Company to Prudential on November 9, 1993.

            "1998 NOTES" shall mean the $25,000,000 original principal amount of 6.90% Series A Senior Notes due 2010 issued by the Company to Prudential on December 1, 1998.

            "ACCEPTANCE" shall have the meaning specified in paragraph 2A(6).

            "ACCEPTANCE DAY" shall have the meaning specified in paragraph
2A(6).

            "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2A(6).

            "ACCEPTED NOTE" shall have the meaning specified in paragraph 2A(6).

            "ADJUSTED PRIORITY DEBT" shall mean, without duplication, the sum of: (i) all Priority Debt, (ii) all Debt of the Company or a Restricted Subsidiary secured by a Lien permitted by clause (iv) or (vi) of paragraph 6B, and (iii) all Attributable Debt.

            "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company, (iii) five percent (5%) or more of the Voting Stock (or in the case of a person which is not a corporation, five percent (5%) or more of the voting equity interest) or five percent (5%) of the ownership interests (other than limited partnership interests) of which is beneficially owned or held by the Company and/or one or more Subsidiaries or (iv) who is a director or an officer of the Company or a Subsidiary. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "ASSET PERCENTAGE VALUE" of any assets in connection with any Disposition shall mean the percentage that the value of such assets (taken at the higher of book value or the fair market value thereof as determined in good faith by the Board of Directors of the Company) represents of the sum of (i) Consolidated Total Assets and (ii) the excess, if any, of such assets' fair market value over book value, as of the end of the fiscal quarter of the Company immediately preceding the date of such Disposition.

            "ASSET SALE ALLOCATION NOTICE" and "ASSET SALE RETIREMENT AMOUNT," shall have the respective meanings specified in the definition of "Designated Applications."

            "ATTRIBUTABLE DEBT" shall mean (i) in respect of any Sale and Lease-Back Transaction which involves a Capitalized Lease, as of the time of determination, the greater of (a) the fair market value of the Subject Property and (b) the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the remaining term (including extensions which are at the option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the average amount of Receivables outstanding from time to time that have been sold by the Company or any of its Restricted Subsidiaries under any Asset Securitization Program ("SUBJECT RECEIVABLES") multiplied by the Receivables Fraction. The Receivables Fraction shall be a fraction the denominator of which is 100% and the numerator of which is equal to
(x) the percentage of Subject Receivables as to which there is recourse to the Company or a Restricted Subsidiary and/or (y) the percentage interest of the Company and its Restricted Subsidiaries in the Subject Receivables. As used in this definition and in the definition of Attributable Debt, "ASSET SECURITIZATION PROGRAM" shall mean an agreement or a series of agreements entered into by the Company or any of its Restricted Subsidiaries providing for the sale of Receivables of the Company or any of its Restricted Subsidiaries, and "RECEIVABLES" shall mean any accounts, contract rights and other forms of obligation for the payment of money arising from the sale of goods or other rendering of services by the Company or any of its Restricted Subsidiaries, including those outstanding under any Asset Securitization Program of the Company or any of its Restricted Subsidiaries.

            "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

            "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2A(1).

            "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

            "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed, and (iii) for purposes of paragraph 2A(3) only, a day on which Prudential is not open for business.

            "CANCELLATION DATE" shall have the meaning specified in paragraph 2A(9)(iv).

            "CANCELLATION FEE" shall have the meaning specified in paragraph 2A(9)(iv).

            "CAPITAL STOCK" shall mean any and all shares of corporate stock of the Company.

            "CAPITALIZED LEASE" shall mean any lease under which the obligation to make rental payments thereunder constitutes a Capitalized Lease Obligation.

            "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Restricted Subsidiary, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "CLEAN DOWN PERIOD" shall have the meaning specified in paragraph 6C(iii).

            "CLOSING DAY" shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted
Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2A(8), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2A(9)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder.

            "CODE AFFILIATE" shall mean each Person which together with the Company or any of its Subsidiaries is treated as a "single employer" under subsection (b), (c), (m) or (o) of section 414 of the Code.

            "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2A(6).

            "CONSOLIDATED CURRENT DEBT" as of any date shall mean the aggregate amount of Current Debt of the Company and its Restricted Subsidiaries (excluding Debt permitted by clause (ii) of paragraph 6C) outstanding on that date.

            "CONSOLIDATED FUNDED DEBT" as of any date shall mean the aggregate amount of Funded Debt of the Company and its Restricted Subsidiaries (excluding Debt permitted by clause (ii) of paragraph 6C) outstanding on that date.

            "CONSOLIDATED NET INCOME" of the Company for any period means the consolidated net income (loss) of the Company and its Subsidiaries for such period, all determined in accordance with generally accepted accounting principles consistently applied and after provisions for minority interests, but not including in the computation of the foregoing any of the following:

            (i)    extraordinary gains or extraordinary losses;

                  (ii) net income or loss of any Person (other than a Restricted Subsidiary) in which the Company or a Restricted Subsidiary has an ownership interest unless, in the case of net income, such net income has actually been received thereafter in cash by the Company or a Restricted Subsidiary;

                  (iii) any portion of the net income of any Restricted Subsidiary which for any reason is unavailable to pay dividends to the Company or any Restricted Subsidiary by reason of legal or contractual restrictions;

                  (iv) any aggregate net gain (in excess of any net losses) exceeding $200,000 in any fiscal year arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);

                  (v) any write-up of any asset;

                  (vi) any gain or loss arising from the acquisition of any securities of the Company or its Restricted Subsidiaries;

                  (vii) net income or gain (net of any loss) resulting from discontinuing or disposing of operations, or prior period adjustments; and

                  (viii) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary.

                  "CONSOLIDATED NET WORTH" as of any date shall mean shareholders' equity of the Company and its Restricted Subsidiaries as computed as of that date in accordance with generally accepted accounting principles, but in any event not including shareholders' equity in respect of Unrestricted Subsidiaries at that date or any "comprehensive income adjustment" as the same would otherwise be reflected therein.

                  "CONSOLIDATED TOTAL ASSETS" at any date means the consolidated total assets of the Company and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with generally accepted accounting principles.

                  "CONSOLIDATED TOTAL CAPITALIZATION" as of any date shall mean the sum of (x) Consolidated Funded Debt as of that date (less any Guarantees of Debt of Persons other than the Company or a Restricted Subsidiary included therein), (y) Consolidated Net Worth as of the end of the immediately preceding fiscal quarter and (z) deferred taxes properly recorded on the books of the Company and its Restricted Subsidiaries as of the end of the immediately preceding fiscal quarter.

                  "CORE BUSINESS" shall mean the business of designing, manufacturing and distributing watches, jewelry and other accessories, other businesses reasonably related thereto or businesses that in the judgment of the board of directors of the Company are derived from the exploitation by the Company of its trademarks.

                  "CREDIT AGREEMENT" shall mean the Credit Agreement dated as of June 22, 2000 among the Company, the Lenders signatory thereto, The Chase Manhattan Bank, as

Administrative Agent, Swingline Bank and Issuing Bank thereunder, Fleet Bank, N.A., as Syndication Agent thereunder and The Bank of New York, as Documentation Agent thereunder, as amended, together with any substitute or successor agreement.

                  "CURRENT DEBT" shall mean without duplication any Debt Obligation (other than Funded Debt) payable on demand or within a period of one year from the date of determination thereof; provided that any obligation shall be treated as Funded Debt regardless of its term, if such obligation is, directly or indirectly, renewable or extendible by the debtor pursuant to the terms thereof or of a revolving credit or similar agreement for a period that lasts beyond the date that is more than one year from the date of determination.

                  "CURRENT DEBT COMPUTATION PERIOD" shall have the meaning specified in paragraph 6C(iii).

                  "DEBT" shall mean Funded Debt and/or Current Debt.

                  "DEBT OBLIGATION" of any Person as of any date shall mean and include without duplication (i) all indebtedness for money borrowed or evidenced by notes, bonds, debentures or similar evidences of indebtedness of such Person,
(ii) all monies raised by or on behalf of such Person pursuant to any acceptance credit or any discounted bills of exchange, (iii) Capitalized Lease Obligations of such Person, (iv) indebtedness of such Person representing the deferred and unpaid purchase price of any property or business or services, excluding (A) trade payables constituting current liabilities, (B) current accounts payable and current accrued liabilities incurred in the ordinary course of business and
(C) rental obligations arising from a lease that is not a Capitalized Lease, (v) obligations of such Person in respect of reimbursement obligations under letters of credit which have been drawn upon, other than letters of credit issued to support trade payables, (vi) any obligation secured by a Lien on, or payable out of the proceeds of production from, property of such Person, even though such obligation shall not be assumed by such Person, (vii) all Attributable Debt of such Person and (viii) all Guarantees by such Person (x) of obligations of others similar to those listed in clauses (i) through (vii) above or (y) to the transferee of any assets sold or otherwise disposed of that such assets will have a certain minimum value to the transferee. In any case in which the maximum amount of any Guarantee of a Debt Obligation cannot be determined by the provisions of the instrument or agreement creating such Guarantee, the amount thereof at any time shall be determined on the basis of the best available reasonable estimate of the Company at the time as of which the amount thereof is being determined.

                  "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2A(9)(iii).

                  "DESIGNATED APPLICATIONS" shall mean:

                           (i) the purchase of operating assets by the Company
                  for use in the Core Business, and/or

                           (ii) the permanent retirement of Funded Borrowings,
                  and/or

                           (iii) Permitted Investments so long as the proceeds
                  of such Investments are applied to one or more of the preceding Designated Applications within a period of 180 days after the relevant Disposition.

         The Company may allocate any portion of any Disposition Proceeds to the retirement of Funded Borrowings only if it shall give notice of its election to such effect to each holder of Notes (an "ASSET SALE ALLOCATION NOTICE") specifying the amount to be so allocated (the "ASSET SALE RETIREMENT AMOUNT"), provided only that

                  (i) such Asset Sale Allocation Notice shall constitute, and shall state that it constitutes, a "Purchase EVENT" for the purpose of paragraph 4F, and such Notice shall also contain a reasonably detailed description of the Disposition giving rise to such Asset Sale Allocation Notice and the allocation to the Notes as required by clause
         (ii) below at the price specified in paragraph 4F;

                  (ii) each holder of Notes shall be entitled to cause the Company to purchase the Notes held by such holder pursuant to paragraph 4F in the respective principal amounts which bear the same proportion to the Asset Sale Retirement Amount as the principal amount of Notes held by such holder bear to the aggregate principal amount of Funded Borrowings outstanding on the date of the Asset Sale Allocation Notice (the "RETIREMENT FRACTION"); and

                  (iii) nothing herein shall prohibit the Company from prepaying Notes pursuant to the provisions of paragraph 4B in connection with any such retirement of Funded Borrowings.

No retirement of Funded Borrowings required by the foregoing provisions may be effected by any payment at maturity or pursuant to any mandatory sinking fund or installment payment or any scheduled prepayment or purchase or analogous provision applicable to any Funded Borrowings.

         "DISPOSITION" shall mean the sale, lease, transfer or other disposition of Property of the Company or any Restricted Subsidiary, and "DISPOSED OF" and "DISPOSE" shall have meanings correlative to the foregoing.

         "DISPOSITION PROCEEDS" shall mean the aggregate proceeds received by the Company or a Restricted Subsidiary upon the Disposition of any Property, after deducting from the amount of such proceeds:

         (i)      all costs and expenses of such Disposition,

         (ii)     all taxes incurred in respect of the Disposition, and

         (iii) any amount actually paid by the Company or any such Restricted Subsidiary to repay or discharge Debt secured by a Lien on such Property other than Debt incurred in contemplation of the Disposition of such Property.

Any proceeds to be paid subsequent to the consummation of such Disposition shall be valued at the aggregate amount thereof discounted from the respective payment dates therefor at the yield to maturity for such installment obligation. If the amount of proceeds to be paid subsequent to such consummation cannot be determined at the time of consummation or if there is uncertainty as to the collectibility thereof (whether or not the amount of such proceeds can be so determined), the Company shall estimate the amount and time of receipt thereof in good faith, consistent with the treatment in its financial statement of the payment obligations in respect of such proceeds and the preceding sentence shall then apply to such estimated amount. Any proceeds not consisting of cash or promissory notes or other deferred payment obligations shall, for purposes of this Agreement, be deemed to have been paid in cash in an amount equal to the fair market value thereof in the good faith judgment of the Company.

                  "DOLLAR" or "$" shall mean a reference to United States dollars.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary which is incorporated under the laws of one of the states of the United States or the District of Columbia, and the operating assets of which are located and the principal business of which is carried on within the United States.

                  "EFFECTIVE DATE" shall have the meaning specified in paragraph 3.

                  "ENVIRONMENT" shall mean soil, surface waters, ground waters, land stream sediments, surface or subsurface strata, and ambient air.

                  "ENVIRONMENTAL LAW" shall mean any law, regulation, rule or ordinance at the federal, state or local level related to pollution, protection of the environment or worker health and safety, whether or not previously enforced, and, for purposes of complying in the future with such laws, regulations, rules or ordinances, those that are subsequently enacted.

                  "ENVIRONMENTAL PERMITS" shall mean all permits, licenses and other authorizations required under any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which, together with the Company, would be treated as a single employer under section 4001(b) of ERISA.

                  "ERISA LIEN" shall mean a Lien created or otherwise imposed under the provisions of ERISA.

                  "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                  "EVENT NOTICE" shall have the meaning specified in paragraph 4F(c).

                  "EXCESS CURRENT DEBT" as of any date of determination shall mean (x) zero, if there shall have been a Clean Down Period in the Current Debt Computation Period preceding such date and (y) in all other cases, an amount equal to the aggregate principal amount of Consolidated Current Debt exceeding $20,000,000 which is outstanding on such date.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "FACILITY" shall have the meaning specified in paragraph
2A(1).

                  "FACILITY FEE" shall have the meaning specified in paragraph 2A(9)(i).

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

                  "FUNDED BORROWINGS" shall mean and include any Debt Obligation of the Company or a Restricted Subsidiary described in clause (i) of the definition of Funded Debt (excluding Debt permitted by clause (ii) of paragraph 6C and Debt which is subordinated in any manner to the Notes).

                  "FUNDED DEBT" shall mean and include without duplication, with respect to the Company and its Restricted Subsidiaries consolidated in accordance with generally accepted accounting principles,

                           (i) any Debt Obligation payable more than one year from the date of incurrence thereof (including current maturities thereof) and any obligation described in the proviso to the definition of Current Debt; and

                           (ii)     outstanding Preferred Stock of any
                  Restricted Subsidiary not owned by the Company directly or indirectly through another Wholly-owned Restricted Subsidiary.

                  "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation or asset of another, including, without limitation, any such obligation or asset directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation or asset in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or asset or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation or asset, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged or the value of any asset maintained, or that any agreements relating thereto will be complied with, or that the holders of such obligation or asset will be protected against loss in respect thereof. The term "Guarantee" used as a verb shall have a correlative meaning. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed, the guaranteed value of the subject asset or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                  "HAZARDOUS MATERIAL" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental

Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, or any other federal, state or local environmental law, regulation, ordinance, rule, or by-law.

                  "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

                  "HISTORICAL FINANCIAL STATEMENTS" shall have the meaning specified in paragraph 8B.

                  "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

                  "INTEREST COVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Net Income for the Company and its Restricted Subsidiaries for the applicable period, plus (ii) all amounts deducted in the computation thereof for such period on account of (1) interest expense of the Company and its Restricted Subsidiaries on a consolidated basis and (2) taxes imposed on or measured by income or excess profits paid during such period, to (b) cash interest paid during such period by the Company and its Restricted Subsidiaries on a consolidated basis for such period; provided, that if such an interest payment on the Notes, the 1993 Notes or the 1998 Notes is scheduled to be made on any non-Business Day and is instead actually made on a succeeding day, and if a determination date (as contemplated by paragraph 6L hereof) occurs on such non-Business Day or any subsequent day prior to the date such payment is received, then such interest payment shall be deemed to have been made on such determination date.

                  "INVESTMENT" shall mean and include all (i) investments in any Person by stock purchase, capital contribution, loan, advance, Guarantee of obligations of (other than any Guarantee of an obligation of the Company or a Restricted Subsidiary) or creation or assumption of any other liability in respect of any indebtedness (other than indebtedness of the Company or any Restricted Subsidiary) of such Person and (ii) investments in any other property.

                  "IRS" shall mean the Internal Revenue Service and any successor governmental agency.

                  "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2A(2).

                  "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any bankers right of set-off, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                  "MOVADO LLC" shall have the meaning specified in paragraph 3G.

                  "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NOTES" shall have the meaning specified in paragraph 1A.

                  "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

                  "OTHER HOLDER NOTICE" shall have the meaning specified in paragraph 4F(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

                  "PERMITTED INVESTMENTS" shall mean:

                           (i) Investments in direct obligations of the United States of America, or obligations of any instrumentality or agency thereof, or obligations the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments shall mature within five years from the time of acquisition thereof);

                           (ii) Investments maturing within three years from the time of acquisition thereof in obligations of any State or municipal government or obligations of any instrumentality or agency thereof or obligations of any corporate issuer which, at the time of acquisition, are rated A or better by Standard & Poor's Corporation ("S&P") or A2 or better by Moody's Investors Service, Inc. ("Moody's") (or if neither S&P nor Moody's shall rate such obligations, an equivalent rating of any other national rating agency of established reputation in the United States); and

                           (iii) Investments in readily marketable commercial paper which, at the time of acquisition, are rated A-2 or better by S&P or Prime-2 or better by NCO/Moody's Commercial Paper Division of Moody's and maturing within 270 days from the time of acquisition thereof (or if neither S&P nor Moody's shall rate such obligations, an equivalent rating of any other national rating agency of established reputation in the United States).

                  "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                  "PREFERRED STOCK" shall mean any class of capital shares of the Company or any of its Restricted Subsidiaries which is redeemable (other than shares of Class A Common Stock, par value $0.01 per share, of the Company) or which has a preference upon liquidation or in the payment of dividends over the respective common shares of the Company or any of its Subsidiaries.

                  "PRIORITY DEBT" shall mean, without duplication, the sum of
(i) all Debt of Restricted Subsidiaries, other than (a) Debt owed to the Company, (b) Guarantees of the Notes, the 1993 Notes and the 1998 Notes and (c) Guarantees of the obligations of the Company under the Credit Agreement to the extent the Notes share in such Guarantee, (ii) all Debt of the Company or any of its Restricted Subsidiaries secured by a Lien (including Capitalized Leases), other than (a) a Lien existing on Property at the time of acquisition thereof and which meets the terms of clause (iv) of paragraph 6B, and (b) Liens described in clause (iii) of paragraph 6B, and (iii) all Preferred Stock of Restricted Subsidiaries not owned by the Company directly or indirectly through a Wholly-owned Restricted Subsidiary.

                  "PROPERTY" shall mean and include all interests in property and assets, whether tangible or intangible and whether real, personal or mixed.

                  "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

                  "PRUDENTIAL AFFILIATE" shall mean (i) any Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Prudential, or (ii) any investment fund, account or other vehicle for which Prudential (or any Prudential Affiliate) acts as investment advisor or portfolio manager. As used in the preceding clause (i), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "PURCHASE DATE" shall have the meaning specified in paragraph 4F(b).

                  "PURCHASE EVENT" shall mean the election by the Company to retire Funded Borrowings in connection with a Disposition pursuant to paragraph 6F.

                  "PURCHASE NOTICE" shall have the meaning specified in paragraph 4F(a).

                  "PURCHASERS" shall mean, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s) which are purchasing such Accepted Notes.

                  "RELEASE" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

                  "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2A(4).

                  "REQUIRED HOLDER(S)" shall mean at any particular time the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

                  "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2A(8).

                  "RESPONSIBLE ENVIRONMENTAL OFFICER" shall mean with respect to the Company or any of its Subsidiaries, any Responsible Officer and any other officer of the Company or such Subsidiary principally responsible for the supervision and administration of environmental compliance or the supervision and administration of the handling of Hazardous Material, including, without limitation, all officers holding the titles set forth in Schedule 8L and any Person who, regardless of title, is performing the duties of any such officers.

                  "RESPONSIBLE OFFICER" shall mean with respect to any certificate, report, notice or information to be delivered or given hereunder or knowledge of any Default or Event of Default hereunder, unless the context otherwise requires, the president, chief executive officer, chief financial officer, principal legal officer, principal accounting officer or treasurer of the Company or other senior legal, accounting or financial officer of the Company who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such certificate, report, notice, Default or Event of Default.

                  "RESTRICTED SUBSIDIARY" shall mean (x) any Domestic Subsidiary and (y) any Foreign Subsidiary which is listed in Schedule 8A or which shall be designated as a Restricted Subsidiary by the Board of Directors at a subsequent date as provided in paragraph 6K.

                  "RETIREMENT FRACTION" shall have the meaning specified in the definition of Designated Applications.

                  "SALE AND LEASE-BACK TRANSACTION" of a Person (a "TRANSFEROR") shall mean any arrangement (other than between the Company and a Wholly-owned Restricted Subsidiary or between Wholly-owned Restricted Subsidiaries) whereby
(a) Property has been or is to be Disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Property pursuant to which the rental payments are calculated to amortize the purchase price of such Property substantially over the useful life of such Property, and (b) such property is in fact so leased by such Transferor or an Affiliate of such Transferor.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SERIES" shall have the meaning specified in paragraph 1A.

                  "SHELF NOTES" shall have the meaning specified in paragraph
1A.

                  "SIGNIFICANT HOLDER" shall mean (x) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note and (y) any other holder of Notes holding by itself or together with one or more of its affiliates Notes having an aggregate principal amount of not less than 10% of the aggregate principal amount of the Notes of any Series at the time outstanding.

                  "SIGNIFICANT SUBSIDIARY GROUP" shall mean any Subsidiary which is, or any group of Subsidiaries all of which are, at any time of determination, subject to one or more of the proceedings or conditions described in paragraph 7A(vii), (viii), (ix) or (x) and which Subsidiary or group of Subsidiaries, (x) generated total revenues (or in the case of a recently formed or acquired Subsidiary would have generated revenues on a pro forma basis) equal in amount to more than 10% of the total consolidated revenues of the Company and its Restricted Subsidiaries for the fiscal year most recently ended or (y) had total assets equal in amount to more than 10% of Consolidated Total Assets as of the end of the most recently ended fiscal quarter.

                  "SUBSIDIARY" shall mean any Person a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned or controlled by the Company either directly or through Subsidiaries.

                  "SUBSIDIARY GUARANTEE" means a Guarantee substantially in the form of Exhibit D granted by a Subsidiary of the Company in favor of the Purchasers, guaranteeing the Company's performance of its obligations under this Agreement and the Notes including, without limitation, the Guarantees executed and delivered by Swissam and Movado LLC.

                  "SUBSIDIARY GUARANTOR" shall mean any Subsidiary of the Company which has duly executed and delivered to the Purchasers a Subsidiary Guarantee.

                  "SWISSAM" shall have the meaning specified in paragraph 3G.

                  "THREAT OF RELEASE" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

                  "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by the Purchaser under this Agreement.

                  "UNRESTRICTED SUBSIDIARY" shall mean any Foreign Subsidiary not identified on Schedule 8A and any other Foreign Subsidiary until designated as a Restricted Subsidiary in accordance with the provision of paragraph 6K.

                  "VOTING STOCK" shall mean, with respect to any Person, any shares of stock of or other ownership interest in such Person whose holders are entitled under ordinary circumstances to vote for the election of directors or similar body of such Person (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean any Restricted Subsidiary all of the outstanding Capital Stock (or other equity interests) of which (other than directors, qualifying shares, if any) is owned by the Company either directly or indirectly through other Wholly-owned Restricted Subsidiaries.

                  10C.     ACCOUNTING TERMS AND DETERMINATIONS. (a) All
references in this agreement to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries (except as otherwise stated therein or in the notes thereto) delivered pursuant to paragraph 5A(ii), or, if no such statements have been so delivered, the most recent audited financial statements referred to in paragraph 8B.

                  (b) All references herein to "the Company and its Restricted Subsidiaries" for the purposes of computing the consolidated financial position, results of operations or other balance sheet or financial statement items shall be deemed to include only the Company and its Restricted Subsidiaries as separate legal entities and, unless otherwise provided herein, shall not include the position, operations, cash flows or other such items of any other Person, whether by way of the equity method of accounting or otherwise (whether or not, in any particular instance, such accounting treatment would be in accordance with generally accepted accounting principles).

                  11.      MISCELLANEOUS.

                  11A.     NOTE PAYMENTS. The Company agrees that, so long as
any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note or (ii) such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchaser has made in this paragraph 11A.

                  11B.     EXPENSES. The Company agrees, whether or not the
transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions (other than a transaction in which a Person becomes a Transferee), including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchaser or such Transferee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted (which shall be a single counsel representing all the holders of the Notes and any local counsel retained by them, unless there shall be a conflict in any such representation of all the holders), and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

                  11C.     CONSENT TO AMENDMENTS. This Agreement may be amended,
and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2A may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2A and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. The Company will not, directly or indirectly, solicit, request or obtain any proposed waiver or amendment of or consent in respect of any of the provisions of this Agreement or the Notes unless each holder shall be informed thereof by the Company and shall be afforded an opportunity of considering the same information supplied by the Company to any other holder of Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to the entering into by such holder of Notes of any waiver or amendment of, or giving a consent in respect of, any of the terms and provisions of this Agreement or any Note unless such remuneration is concurrently paid, on the same terms, ratably to all such holders of Notes of the same Series, whether or not any such holder shall have entered into any such waiver or amendment or given any such consent. The Company will give prompt written notice of the receipt and effect of each such waiver, amendment or consent to all holders of the Notes. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                  11D.     FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES;
LOST NOTES.

The Notes are issuable as registered notes without coupons in denominations of at least $2,500,000 and otherwise in integral multiples of $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

                  11E.     PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due
presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $500,000.

                  11F.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

                  11G.     SUCCESSORS AND ASSIGNS. All covenants and other
agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

                  11H.     INDEPENDENCE OF COVENANTS. All covenants hereunder
shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

                  11I.     NOTICES. All written communications provided for
hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of Prudential) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Prudential Affiliate) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at Movado Group, Inc., 300 Tice Boulevard, Woodcliff Lake, New Jersey 07675, Attention: Richard J. Cote, Executive Vice President Finance and Administration, phone number (201) 460-3863, fax number
(201) 460-4880, with a copy to Movado Group, Inc., 125 Chubb Avenue, Lyndhurst, NJ 07071, Attention: Timothy F. Michno, General Counsel, phone number (201) 460-3792, fax number (201) 460-4857, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

                  11J.     PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this
Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

                  11K.     SATISFACTION REQUIREMENT. If any agreement,
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

                  11L.     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND

ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                  11M.     SEVERABILITY. Any provision of this Agreement which
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11N.     DESCRIPTIVE HEADINGS. The descriptive headings of the
several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  11O.     COUNTERPARTS. This Agreement may be executed in any
number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

                  11P.     CONFIDENTIALITY. For the purposes of this paragraph,
"Confidential Information" means information delivered to the Purchaser by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement which is proprietary in nature and which was clearly marked or labeled when received by the Purchaser as being confidential information of the Company, provided that such term does not include information (a) which was publicly known or otherwise known to the Purchaser prior to the time of such disclosure, (b) which subsequently becomes publicly known through no act or omission by the Purchaser or any Person acting on its behalf or (c) which otherwise becomes known to the Purchaser other than through disclosure by the Company or any of its Subsidiaries. The Purchaser will use its best efforts hold in confidence and not to disclose any Confidential Information, provided that the Purchaser may deliver or disclose Confidential Information to (i) its and its Subsidiaries, directors, officers, employees, agents, attorneys, financial advisors and other professional advisors (to the extent such disclosure reasonably relates to the administration of the investment represented by the Notes), (ii) any other holder of any Note, (iii) any Person to which the Purchaser sells or offers to sell such Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11P, (iv) any Person to which the Purchaser sells or offers to sell a participation in all or any part of such Note (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11P, (v) any Person from which the Purchaser offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over the Purchaser, (vii) the National Association of Insurance Commissioners (the "NAIC") or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to the Purchaser (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which the Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent the Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement of the rights and remedies under the Notes and this Agreement. Any person entering into an agreement referred to in clause
(iii) or (iv) of this paragraph 11P is entitled to all the benefits of this paragraph 11P.

                            [SIGNATURE BLOCKS FOLLOW]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchaser.

                                                 Very truly yours,

                                                 MOVADO GROUP, INC.


                                                 By_____________________________
                                                   Name:
                                                   Title:

The foregoing Agreement is hereby
accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF
  AMERICA


By______________________________
  Name:
  Title:

                                                                       EXHIBIT A

                              [FORM OF SHELF NOTE]

                               MOVADO GROUP, INC.

                             SENIOR SERIES ___ NOTE

No. ___
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

         FOR VALUE RECEIVED, the undersigned, MOVADO GROUP, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to ________________________, or registered assigns, the principal sum of DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Bank of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of March __, 2001 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

         This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.


                                                MOVADO GROUP, INC.


                                                By:____________________________
                                                Title:_________________________

                                                                       EXHIBIT B

                         [FORM OF REQUEST FOR PURCHASE]

                               MOVADO GROUP, INC.

         Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of March __, 2001 between Movado Group, Inc. (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

         Pursuant to Paragraph 2A(4) of the Agreement, the Company hereby makes the following Request for Purchase:


         1.       Aggregate principal amount of
                  the Notes covered hereby
                  (the "Notes") :  $___________


         2.       Individual specifications of the Notes:

                                         Principal
                    Final                Prepayment              Interest
Principal           Maturity             Dates and               Payment
Amount(1)           Date                 Amounts                 Period(2)
---------           --------             ----------              ---------


         3.       Use of proceeds of the Notes:


         4.       Proposed day for the closing of the purchase and sale of the
                  Notes:


----------
(1) Minimum principal amount of $5,000,000.

(2) Specify quarterly or semi-annually.

         5.       The purchase price of the Notes is to be transferred to:

             Name, Address
             and ABA Routing                    Number of
             Number of Bank                     Account
             --------------                     -------





         6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

         7. The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.



Dated:            ____________________          MOVADO GROUP, INC.


                                                By: _________________________
                                                    Authorized Officer

                                                                       EXHIBIT C

                      [FORM OF CONFIRMATION OF ACCEPTANCE]

                               MOVADO GROUP, INC.

         Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of March __, 2001 between Movado Group, Inc. (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

         Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2A(6) and 2A(8) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

         Pursuant to paragraph 2A(6) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I. Accepted Notes: Aggregate principal amount $__________________

         (A)      (a) Name of Purchaser:
                  (b) Principal amount:
                  (c) Final maturity date:
                  (d) Principal prepayment dates and amounts:
                  (e) Interest rate:
                  (f) Interest payment period:
                  (g) Payment and notice instructions: As set forth on attached
                      Purchaser Schedule

         (B)      (a) Name of Purchaser:
                  (b) Principal amount:
                  (c) Final maturity date:
                  (d) Principal prepayment dates and amounts:
                  (e) Interest rate:
                  (f) Interest payment period:
                  (g) Payment and notice instructions: As set forth on attached
                      Purchaser Schedule


      [(C), (D)..... same information as above.]

II.      Closing Day:




Dated:            _____________________         MOVADO GROUP, INC.


                                                By:_________________________
                                                Title:______________________


                                                THE PRUDENTIAL INSURANCE
                                                  COMPANY OF AMERICA


                                                By:_________________________
                                                         Vice President


                                                [PRUDENTIAL AFFILIATE]



                                                By:_________________________
                                                Title:______________________

                                                                       EXHIBIT D

                                FORM OF GUARANTEE


         REFERENCE IS HEREBY MADE to the Note Purchase and Private Shelf Agreement dated as of March __, 2001 (which, as the same has heretofore been or may hereafter be amended from time to time, will be called herein the "Note Purchase Agreement") between Movado Group, Inc., a New York corporation (the "Company"), The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate (as defined therein) which becomes a party to the Note Purchase Agreement (collectively, the "Purchasers"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Note Purchase Agreement.

         WHEREAS, pursuant to the terms and conditions of the Note Purchase Agreement, the Purchasers have provided the Company with the Facility pursuant to which the Purchasers may purchase up to $40,000,000 of Notes; and

         WHEREAS, all the obligations and liabilities (whether now existing or hereafter arising) of the Company under the Note Purchase Agreement (whether for principal, interest, fees, Yield-Maintenance Amount, costs of enforcement or otherwise) will be called herein the "Obligations"; and

         WHEREAS, the Guarantor [is a Subsidiary of the Company and] has obtained and expects to obtain substantial economic benefit from the issuance of the Notes under the Note Purchase Agreement; and

         WHEREAS, the execution and delivery of this guaranty by the Guarantor is required pursuant to the terms of the Note Purchase Agreement;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees with the Purchasers as follows:

         1. The Guarantor hereby unconditionally guarantees to the Purchasers that the Company will promptly pay, perform and observe all the Obligations, and that all sums stated to be payable in, or which become payable under, the Note Purchase Agreement by the Company will be promptly paid in full when due, whether at stated maturity or earlier by reason of acceleration or otherwise, and, in the case of one or more extensions of time of payment or performance of any Obligation, that the same will be promptly paid or performed (as the case may be) when due according to such extension, whether at stated maturity or earlier by reason of acceleration or otherwise, irrespective of the validity, regularity, or enforceability of the Note Purchase Agreement and irrespective of any present or future law or order of any government (whether of right or in fact and whether the Purchasers shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any Obligation of the Company or other obligor or to vary the terms of payment; provided, however, that the liability of the Guarantor hereunder with respect to the Obligations shall not exceed at any time 90% of Adjusted Net Worth (as hereinafter defined). The term "Adjusted Net Worth" means the current Net Worth of the Guarantor, plus (as and when Net Worth increases) any increase in such amount of Net Worth after the date hereof (without any decrease for any reduction after the date hereof in current Net Worth as so increased). The term "Net Worth" means the amount of all assets of the Guarantor, at a fair valuation, less the total liabilities of the Guarantor (including contingent liabilities other than the liabilities of the Guarantor under this guaranty).

         2. The Guarantor agrees that, as among the Guarantors and the Purchasers, the Obligations may be declared to be due and payable for purposes of this guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Company and that, in the event of any such declaration (or attempted declaration), such Obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of this guaranty. The Guarantor further guarantees that all payments made by the Company to the Purchasers of any Obligation will, when made, be final and agrees that if any such payment is recovered from, or repaid by, any Purchaser in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Company, this guaranty shall continue to be fully applicable to such Obligation to the same extent as though the payment so recovered or repaid had never been originally made on such Obligation.

         3.       This is a guaranty of payment and not of collection only.

         4. The Guarantor hereby consents that from time to time, without notice to or further consent of the Guarantor, the payment, performance or observance of any or all of the Obligations may be waived or the time of payment or performance thereof extended or accelerated, in whole or in part, or the terms of the Note Purchase Agreement or any part thereof may be changed and any collateral therefor may be exchanged, surrendered or otherwise dealt with as the Required Holders may determine, and any of the acts mentioned in the Note Purchase Agreement may be done, all without affecting the liability of the Guarantor hereunder. The Guarantor hereby waives presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of such collateral, and any requirement that any Purchaser exhaust any right, power or remedy or proceed against the Company under the Note Purchase Agreement or against any other person, under any other guaranty of, or security for, any of the Obligations. The Guarantor hereby further waives any defense whatsoever which might constitute a defense available to, or discharge of, the Company or a guarantor. No payment by the Guarantor pursuant to any provision hereunder shall entitle the Guarantor, by subrogation to the rights of any Purchaser or otherwise, to any payment by the Company (or out of the property of the Company) except after payment in full of all sums (including interest, Yield-Maintenance Amount, costs and expenses) which may be or become payable by the Company to the Purchasers at any time or from time to time.

         5. This guaranty shall be a continuing guaranty, and any other guarantor, and any other party liable upon or in respect of any Obligation hereby guaranteed may be released without affecting the liability of any Guarantor. The liability of the Guarantor hereunder shall be joint and several with the liability of any other guarantor or other party upon or in respect of the Obligations.

         6. Any Purchaser may assign its rights and powers hereunder, with all or any of the Obligations, and, in the event of such assignment, the assignee hereof or of such rights and powers, shall have the same rights and remedies as if originally named herein.

         7. Notice of acceptance of this guaranty and of the incurring of any and all of the Obligations of the Company pursuant to the Note Purchase Agreement is hereby waived. This guaranty and all rights, obligations and liabilities arising hereunder shall be governed by and construed according to the laws of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

         8. No provision of this guaranty may be modified or waived without the prior written consent of the Required Holders.

         9. Without limiting the rights of any Purchaser under any other agreement, any financial accommodation (including, without limitation, interest accruing at the agreed to contract rate after the commencement of any bankruptcy, reorganization or similar proceeding) extended by the Guarantor to or for the account of the Company, or in respect of which the Company may be liable to the Guarantor in any capacity, is hereby subordinated to all the Obligations, and such financial accommodation of the Guarantor to the Company, if the Required Holders so request, shall be collected, enforced and received by the Guarantor as trustee for the Purchasers and be paid over to the Purchasers on account of the Obligations but without reducing or affecting in any manner the liability of such Guarantor, or any other Guarantor, under the other provisions of this guaranty.

         10. The Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this guaranty, and the Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the rights of the Purchasers to serve legal process in any other manner permitted by law or affect the rights of the Purchasers to bring any action or proceeding against the Guarantor or any of its property in the courts of any other jurisdiction. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor hereby irrevocably waives such immunity in respect of its Obligations under this guaranty. The Guarantor hereby expressly waives any and every right to a trial by jury in any action on or related to this guaranty, the Obligations or the enforcement of either or all of the same, and does further expressly waive any and every right to interpose any counterclaim in any such action or proceeding. The Guarantor agrees to reimburse the Purchasers on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable attorneys' fees) incurred by the Purchasers in connection with any enforcement of this guaranty.

         11. The rights, powers and remedies granted to the Purchasers herein shall be cumulative and in addition to any rights, powers and remedies to which the Purchasers may be entitled either by operation of law or pursuant to the Note Purchase Agreement or any other document or instrument delivered or from time to time to be delivered to any Purchaser in connection with the Note Purchase Agreement.

         IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed by its proper officer(s) this ____ day of ___________, 200__.


WITNESS:                                        [NAME OF GUARANTOR]

____________________________                    By:___________________________
Name:_______________________                    Name:_________________________
                                                Title:________________________


                                                Address of Guarantor:

                                                ______________________________
                                                ______________________________
                                                ______________________________

                                                                     EXHIBIT E-1


                    [FORM OF OPINION OF COMPANY'S/SUBSIDIARY
                      GUARANTORS' COUNSEL, EFFECTIVE DATE]


                                                                [Effective Date]

The Prudential Insurance Company of America
c/o Prudential Capital Group
1114 Avenue of the Americas, 30th Floor
New York, NY  10036

Ladies and Gentlemen:

         As General Counsel of Movado Group, Inc., a New York corporation (the "Company"), SwissAm, Inc., a New Jersey corporation and a Subsidiary of the Company ("SwisAm"), and Movado Corporation, a Delaware corporation and a Subsidiary of the Company ("Movado Corp", and together with SwissAm, the "Subsidiary Guarantors"; such Subsidiary Guarantors, collectively with the Company, are referred to herein as the "Covered Parties"), I am familiar with the Note Purchase and Private Shelf Agreement, dated as of March [ ], 2001 (the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, and the Subsidiary Guarantees to be executed and delivered by the Subsidiary Guarantors on the Effective Date pursuant to the terms of the Agreement (the "Covered Guarantees"), and have acted as counsel to each of the Covered Parties in connection with the transactions contemplated by the Agreement and such Covered Guarantees. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the conditions set forth in paragraphs 3A(v) and 3G(v) of the Agreement, and with the understanding you are entering into the Agreement in reliance on the opinions expressed herein.

         In this connection, I have examined such certificates of public officials, certificates of officers of the Covered Parties and copies certified to my satisfaction of corporate documents and records of the Covered Parties and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinions hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Covered Parties with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 4 below, I have also relied upon the representation made by you in paragraph 9A of the Agreement.

         Based on the foregoing, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of New York. Each Subsidiary Guarantor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. Each Covered Party has the corporate power to carry on their respective businesses as now being conducted. Each Covered Party is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries taken as a whole.

         2. The Agreement has been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and constitutes valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. Each of the Covered Guarantees has been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Subsidiary Guarantor party thereto, and are valid obligations of the Subsidiary Guarantor party thereto, legally binding upon and enforceable against such Subsidiary Guarantor in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         4. The execution and delivery of the Agreement and the Covered Guarantees, the proposed offering, issuance and sale of Notes pursuant to the Agreement, and fulfillment of and compliance with the respective provisions of the Agreement and the Covered Guarantees do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date of issuance of any Notes under the Agreement with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to me after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8E to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

                                    Very truly yours,


                                     E-1-2

                                                                  EXHIBIT E-2(A)


                     [FORM OF OPINION OF COMPANY'S COUNSEL,
                             SHELF NOTE CLOSING DAY]


                                                               [Date of Closing]

[Name(s) and address(es) of
purchaser(s)]


Ladies and Gentlemen:

         As General Counsel of Movado Group, Inc. (the "Company"), I am familiar with the Note Purchase and Private Shelf Agreement, dated as of March [ ], 2001 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series [____] Notes of the Company in the aggregate principal amount of $ (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, I have examined such certificates of public officials, certificates of officers of the Company and copies certified to my satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as I have deemed relevant and necessary as a basis for my opinions hereinafter set forth. I have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, I have also relied upon the representation made by [each of you] in paragraph 9A of the Agreement.

         Based on the foregoing, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of New York. Each Subsidiary Guarantor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and the Subsidiary Guarantors have the corporate power to carry on their respective businesses as now being conducted. The Company and each Subsidiary Guarantor is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, financial condition or operations of the Company and its Subsidiaries taken as a whole.


                                    E-2(A)-1

         2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to me after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8E to the Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.


                                    Very truly yours,


                                    E-2(A)-2

                                                                  EXHIBIT E-2(B)


                 [FORM OF OPINION OF COMPANY'S OUTSIDE COUNSEL,
                             SHELF NOTE CLOSING DAY]


                         [Letterhead of _______________]


                                                               [Date of Closing]

[Name(s) and address(es) of
purchaser(s)]

Ladies and Gentlemen:

         We have acted as counsel for Movado Group, Inc. (the "Company") in connection with the Note Purchase and Private Shelf Agreement, dated as of March [ ], 2001 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series [ ] Notes of the Company in the aggregate
principal amount of $     (the "Notes"). Capitalized terms used and not
otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

         In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by [each of] you in paragraph 9A of the Agreement.

         Based on the foregoing, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of New York. Each Subsidiary Guarantor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation. The Company and the Subsidiary Guarantors have the corporate power to carry on their respective businesses as now being conducted.


                                    E-2(B)-1

         2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes or the Subsidiary Guarantees under the Securities Act or to qualify an indenture in respect of the Notes or the Subsidiary Guarantees under the Trust Indenture Act of 1939, as amended.

         4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation U, T or X of the Board of Governors of the Federal Reserve System.

         5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.


                                    Very truly yours,


                                    E-2(B)-2